UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement (Revised in accordance with Rule 14a-6(h))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Global Cash Access Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Explanatory Note:

This Amendment No. 1 to Definitive Proxy Statement is filed to revise the last sentence in the fifth paragraph of “Proposal 3 Amendment of Amended and Restated Certificate of Incorporation” to reflect that at its March 26, 2009 meeting, the Mississippi Gaming Commission reversed its position and granted Messrs. Maskatiya and Cucinotta permission to withdraw their applications for suitability under the condition that they not apply for any gaming regulatory approvals from the Mississippi Gaming Commission for a four year period. No other changes have been made from the original filing.

GLOBAL CASH ACCESS HOLDINGS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 30, 2009

TIME	9:00 a.m., Pacific Daylight Time, on April 30, 2009

LOCATION	Green Valley Ranch Resort, Spa & Casino 2300 Paseo Verde Drive Henderson, Nevada 89052

PROPOSALS	1. To elect two (2) Class I directors to serve until the 2012 annual meeting of stockholders and until their successors are elected and qualified.

2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for Global Cash Access Holdings, Inc. for the fiscal year ending December 31, 2009.

3.    To consider and vote upon a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation which will allow the Company to redeem shares of its capital stock that are owned by stockholders that are found to be unsuitable stockholders for gaming regulatory purposes.

4.    To consider and vote upon proposed amendments to the Company’s 2005 Stock Incentive Plan to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Internal Revenue Code of 1986, as amended.

5.    If necessary, to adjourn the meeting to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation.

6. To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement which is attached and made a part hereof.

RECORD DATE
You are entitled to vote at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment or postponement thereof if you were a stockholder at the close of business on March 13, 2009.

VOTING
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE PROMPTLY TO ENSURE YOUR PRESENCE AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. You may vote your shares by using the Internet or the telephone. Instructions for using these services are set forth on the enclosed proxy card. You may also vote your shares by marking, signing, dating and returning the proxy card in the enclosed postage-prepaid envelope. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

INTERNET AVAILABILITY	Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 30, 2009. The proxy statement is available at www.proxyvote.com.

By Order of the Board of Directors,

Scott Betts
Chief Executive Officer
Las Vegas, Nevada
March 27, 2009

GLOBAL CASH ACCESS HOLDINGS, INC.
3525 East Post Road, Suite 120
Las Vegas, Nevada 89120
(800) 833-7110

PROXY STATEMENT

GENERAL INFORMATION
Why am I receiving these proxy materials?
The Board of Directors (the “Board”) of Global Cash Access Holdings, Inc., a Delaware corporation (the “Company”), is furnishing these proxy materials to you in connection with the Company’s 2009 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held at the Green Valley Ranch Resort, Spa & Casino, 2300 Paseo Verde Drive, Henderson, Nevada 89052, on April 30, 2009 at 9:00 a.m., Pacific Daylight Time. You are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals outlined in this proxy statement (“Proxy Statement”).
What proposals will be voted on at the Annual Meeting?
There are five proposals scheduled to be voted on at the Annual Meeting:
1.	To elect two (2) Class I directors to serve until the 2012 annual meeting of stockholders and until their successors are elected and qualified.

2.
To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (hereinafter referred to as “independent auditors”) for the fiscal year ending December 31, 2009.

3.
To consider and vote upon a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation which will allow the Company to redeem shares of its capital stock that are owned by stockholders that are found to be unsuitable stockholders for gaming regulatory purposes.

4.
To consider and vote upon proposed amendments to the Company’s 2005 Stock Incentive Plan to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Internal Revenue Code of 1986, as amended.

5.
If necessary, to adjourn the meeting to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation.

6.	To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
As to any other business which may properly come before the Annual Meeting, the persons named on the enclosed proxy card will vote according to their best judgment. The Company does not know now of any other matters to be presented or acted upon at the Annual Meeting.
What are the recommendations of the Board?
The Board recommends that you vote “FOR” the election of the two (2) Class I directors, “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009, “FOR” the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation which will allow the Company to redeem shares of its capital stock that are owned by stockholders that are found to be unsuitable stockholders for gaming regulatory purposes, “FOR” the proposed amendments to the Company’s 2005 Stock Incentive Plan to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Internal Revenue Code of 1986, as amended and “FOR” the adjournment of the meeting to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to approve the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation.

Management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement, nor have we received notice of any matter by the deadline prescribed by SEC Rule 14a-4(c). Without limiting our ability to apply the advance notice provisions in our Amended and Restated Bylaws with respect to the procedures which must be followed for a matter to be properly presented at an annual meeting, if other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.
What is the record date and what does it mean?
The record date for the Annual Meeting is March 13, 2009. The record date is established by the Board as required by Delaware law. Holders of shares of the Company’s common stock at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof.
What shares can I vote?
Each stockholder of the Company’s common stock, par value $0.001 per share (“Common Stock”), is entitled to one vote for each share of Common Stock owned as of the record date. Holders of Common Stock are referred to herein as “Stockholders.”
At the record date, 76,937,863 shares of Common Stock were issued and outstanding. Shares held in treasury by the company are not treated as being issued or outstanding or entitled to vote.
What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the record date will constitute a quorum permitting the Annual Meeting to conduct its business.
How are abstentions and broker non-votes treated?
Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker non-vote are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting.
A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting instructions with respect to that item and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares only on routine matters. Routine matters include, among others, the election of directors and ratification of auditors.
Broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting and, therefore, do not have an effect on Proposals 1, 2, 4 or 5. For the purpose of determining whether the Stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstentions have the same effect as negative votes.
What is the voting requirement to approve each of the proposals?
Proposal 1. The two (2) Class I director candidates receiving the greatest number of affirmative votes of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting will be elected, provided a quorum is present and voting. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Proposal 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm will require the affirmative vote of a majority of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Broker non-votes will not be counted as having been voted on Proposal 2 and abstentions will have the same effect as votes against Proposal 2.
Proposal 3. The amendment of the Company’s Amended and Restated Certificate of Incorporation to allow the Company to redeem shares of its capital stock that are owned by stockholders that are found to be unsuitable stockholders for gaming regulatory purposes will require the affirmative vote of a majority of the outstanding shares of Common Stock of the Company. Broker non-votes and abstentions will have the same effect as votes against Proposal 3.
Proposal 4. The amendments to the Company’s 2005 Stock Incentive Plan to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Internal Revenue Code of 1986, as amended will require the affirmative vote of a majority of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Broker non-votes will not be counted as having been voted on Proposal 4 and abstentions will have the same effect as votes against Proposal 4.
Proposal 5. If a quorum is not present at the Annual Meeting, or if an insufficient number of shares of the Company’s Common Stock are voted in favor of the proposed amendment of the Company’s Amended and Restated Certificate of Incorporation, the Company likely will propose to adjourn the Annual Meeting until a later time and/or date to allow time to solicit additional proxies needed to establish a quorum or additional votes needed to approve the proposed amendment. Proposal 5 will require the affirmative vote of a majority of the shares of Common Stock of the Company present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Broker non-votes will not be counted as having been voted on Proposal 5 and abstentions will have the same effect as votes against Proposal 5.
All shares of Common Stock represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies from holders of Common Stock will be voted FOR Proposals 1, 2, 3, 4 and 5.
How do I vote my shares?
You can either attend the Annual Meeting and vote in person or give a proxy to be voted at the Annual Meeting:
•	by mailing the enclosed proxy card;

•	over the telephone by calling a toll-free number; or

•	electronically, using the Internet.
The Internet and telephone voting procedures have been set up for your convenience and are designed to authenticate Stockholders’ identities, to allow Stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions for Stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card.
Who will tabulate the votes?
An automated system administered by Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate votes cast by proxy at the Annual Meeting and a representative of the Company will tabulate votes cast in person at the Annual Meeting.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual Stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except (i) as necessary to meet applicable legal requirements, or (ii) to allow for the tabulation and/or certification of the vote.

Can I change my vote after submitting my proxy?
You may revoke your proxy at any time before the final vote at the Annual Meeting. You may do so by one of the following four ways:
•	submitting another proxy card bearing a later date;

•	sending a written notice of revocation to the Secretary of the Company at 3525 East Post Road, Suite 120, Las Vegas, Nevada 89120;

•	submitting new voting instructions via telephone or the Internet; or

•	attending AND voting in person at the Annual Meeting.
Who is paying for this proxy solicitation?
This proxy solicitation is being made by the Company. This Proxy Statement and the accompanying proxy were first sent by mail to the Stockholders on or about March 27, 2009. The Company will bear the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Proxy Statement. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. The Company has engaged Georgeson, Inc. (“Georgeson”), a professional proxy solicitation firm, to assist in the solicitation of proxies using this Proxy Statement. The Company will pay Georgeson a cash fee not to exceed $10,000 for its services, regardless of the results of its efforts, in addition to reimbursement of its out-of-pocket expenses. In addition, proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally, by telephone, facsimile, or telegram.
How can I find out the voting results?
The Company will announce the preliminary results at the Annual Meeting and publish the final results in the Company’s Quarterly Report on Form 10-Q for the second quarter of fiscal 2009.
How do I receive electronic access to proxy materials for future annual meetings?
Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies, which results in cost savings for the Company. If you are a Stockholder of record and would like to receive future Stockholder materials electronically, you can elect this option by following the instructions provided when you vote your proxy over the Internet at www.proxyvote.com.
If you chose to view future proxy statements and annual reports over the Internet, you will receive an e-mail notification next year with instructions containing the Internet address of those materials. Your choice to view future proxy statements and annual reports over the Internet will remain in effect until you contact either your broker or the Company to rescind your instructions. You do not have to elect Internet access each year.
If your shares are registered in the name of a brokerage firm, you still may be eligible to vote your shares electronically over the Internet. A large number of brokerage firms are participating in the Broadridge online program, which provides eligible Stockholders who receive a paper copy of this Proxy Statement the opportunity to vote via the Internet. If your brokerage firm is participating in Broadridge’s program, your proxy card will provide instructions for voting online. If your proxy card does not reference Internet information, please complete and return.
How can I avoid having duplicate copies of the proxy statements sent to my household?
Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports, which results in cost savings for the Company. The practice of “householding” means that only one copy of the proxy statement and annual report will be sent to multiple Stockholders in a Stockholder’s household. The Company will promptly deliver a separate copy of either document to any Stockholder who contacts the Company’s Investor Relations department at 3525 East Post Road, Suite 120, Las Vegas, Nevada 89120 requesting such copies. If a Stockholder is receiving multiple copies of the proxy statement and annual report at the Stockholder’s household and would like to receive a single copy of those documents for a Stockholder’s household in the future, that Stockholder should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

When are stockholder proposals due for next year’s annual meeting?
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely for the Company’s 2010 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company between December 31, 2009 and January 30, 2010. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and intended to be presented at the Company’s 2010 Annual Meeting of Stockholders must be received by the Company not later than November 27, 2009 in order to be considered for inclusion in the Company’s proxy materials for that meeting.
PROPOSAL 1
ELECTION OF CLASS I DIRECTORS
Our Amended and Restated Certificate of Incorporation provides that the number of directors which shall constitute the Company’s Board shall be exclusively fixed by resolutions adopted by a majority of the authorized directors constituting the Board. The Company’s Bylaws state that the number of directors of the company shall be fixed in accordance with the Company’s Certificate of Incorporation, then in existence. The authorized number of Directors of the Company is currently set at nine. Each Director will be elected to serve until his term has expired and until his successor has been duly elected and qualified. The Company’s Amended and Restated Certificate of Incorporation and Bylaws provide that the Board shall be divided into three classes constituting the entire Board of Directors. The members of each class of directors serve staggered three-year terms. Three positions on the Board are expected to remain vacant at this time. The Board intends to fill one or more of these vacancies with one or more new directors with relevant gaming expertise. Currently, the Board is composed of the following six members:

Class	Directors	Term Expiration

I	Scott Betts and E. Miles Kilburn	2009 Annual Meeting of Stockholders
II	Charles J. Fitzgerald and Geoff Judge	2010 Annual Meeting of Stockholders
III	Patrick Olson and Fred C. Enlow	2011 Annual Meeting of Stockholders
The Nominating and Corporate Governance Committee of the Board has recommended, and the Board has nominated, the two nominees named below for election as Class I directors of the Company, each to serve a three-year term until the 2012 annual meeting of stockholders and until a qualified successor is elected or until the director’s earlier resignation or removal. Each of the nominees, who are current directors of the Company, has consented, if elected as a Class I director of the Company, to serve until his term expires. The Board has no reason to believe that any of the nominees will not serve if elected, but if any one of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

Class I Director-Nominees For Three Year Terms That Will Expire in 2012

Scott Betts Age 55
Scott Betts has served as the Company’s President, Chief Executive Officer and Secretary since October 2007 and joined the Company’s Board of Directors in October 2007. From October 2007 through February 2008, Mr. Betts served as interim Chief Financial Officer and Treasurer of the Company. Prior to joining the Company, Mr. Betts served as the Executive Vice President of First Data Corporation, a payment processing services company, from May 2002 to March 2006, having served as Senior Vice President of Strategic Planning of First Data Corporation from October 2001 to May 2002. From May 2002 to March 2006, he was also President of First Data Merchant Services, which included First Data Corporation’s TeleCheck check verification and guarantee business. During this time period, he also served as First Data Corporation’s President of Domestic Enterprise Payments. From March 2006 until joining the Company, Mr. Betts also served as an independent consultant to various companies in the payments processing industry. Mr. Betts joined Procter and Gamble, a multinational manufacturer of personal care products, in 1977 and served as General Manager/Vice President of North America Fem Care and Global Tampax from 1997 to 2001.

E. Miles Kilburn Age 46
E. Miles Kilburn has served as a member of the Board since March 2005 and currently serves as Chairman of the Board. Mr. Kilburn has been a private investor since June 2004. Prior to that, he was Executive Vice President and Chief Strategy Officer of Concord EFS, Inc., a payment services and network services company (which became a wholly-owned subsidiary of First Data Corporation in February 2004) from 2003 to 2004, and Senior Vice President of Business Strategy and Corporate Development from 2001 to 2003. He served as Chief Executive Officer of Primary Payment Systems, Inc., a provider of services that combat check, identity and new account fraud, a majority-owned subsidiary of Star Systems, Inc., a provider of PIN-secured debit networks and secure real-time electronic transactions from 2002 to 2003, and Chief Financial Officer from 1997 to 1999. Mr. Kilburn was Group Executive Vice President and Chief Financial Officer of Star Systems, Inc. from 1999 to 2001. Mr. Kilburn also serves as a director of several privately held companies.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION
TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE
The Company’s directors listed below will continue in office for the remainder of their terms or earlier in accordance with the Company’s Bylaws. Information regarding the business experience of each such director is provided below.
Class II Directors Whose Terms Will Expire in 2010

Charles J. Fitzgerald Age 41
Charles J. Fitzgerald has served as a member of the Board since the Company’s incorporation. Mr. Fitzgerald has been a partner and member of various entities affiliated with Summit Partners, a private equity and venture capital firm, since January 2005. Prior to that, he was a principal of Summit Partners from 2002 to 2004 and a vice president from 2001 to 2002. From 1998 to 2001, Mr. Fitzgerald was the chief executive officer of North Systems, Inc., a software vendor. Mr. Fitzgerald also serves as a director of several privately held companies.

Geoff Judge Age 55
Geoff Judge has served as a member of the Board since September 2006. Mr. Judge is an early stage private investor. From 2003 to 2005, he was an investor in and the chief operating officer of Preclick, a digital photography software firm. In 2002, he was the chief operating officer of Media Solution Services, Inc., a provider of credit card billing insert media. From 1997 to 2002, Mr. Judge was a co-founder and senior vice president and general manager of the media division of 24/7 Real Media. From 1995 to 1997 he was a vice president of marketing for iMarket, Inc., a software company. From 1985 to 1995, Mr. Judge was a vice president and general manager in the credit card division of American Express. Mr. Judge also serves as a director of several privately held companies.

Class III Directors Whose Terms Will Expire in 2011

Fred C. Enlow Age 69
Fred C. Enlow has served as a member of the Board since October 2006. Since 2000, Mr. Enlow has been a consultant to various financial institutions, primarily involving international consumer financial business. He is currently a director and chairman of the audit committee of Prudential Vietnam Finance Company. Previously, he was a group executive director of Standard Chartered Bank PLC, a vice chairman and director of MBNA America Bank, chairman of MasterCard International’s Asia Pacific region and member of the board of directors and executive committee of MasterCard International.

Patrick Olson Age 43
Patrick Olson has served as a member of the Board since May 2008. Mr. Olson is a Managing Director of BlackRock, Inc., a global investment management and risk management firm where he is responsible for investments of that firm’s proprietary capital and where he has been employed since 2005. Prior to that, he was an investment banker at Merrill Lynch for eight years, where he was a Managing Director and Head of the Business and Information Services Investment Banking practice, with a particular focus on the payments industry.

BOARD AND CORPORATE GOVERNANCE MATTERS
Board Committees and Meetings
During fiscal 2008, the Board held fourteen meetings. Each director attended at least 75% of the total number of the meetings of the Board and meetings of the committee of the Board on which he served. The Board has three committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each director of the Audit Committee, Compensation Committee and Nominating and Governance Committee attended at least 75% of the meetings of each committee. The members of the committees during fiscal 2008 are identified in the following table:

Nominating and Corporate
Director	Audit	Compensation	Governance

Scott Betts
E. Miles Kilburn[1]	Chair	X	X
Robert Cucinotta[2]
Charles J. Fitzgerald[3]		Chair	Chair
Karim Maskatiya[4]
Walter G. Kortschak[5]
Geoff Judge	X
Fred C. Enlow	X
Patrick Olson[6]	X	X	X

[1]	Mr. Kilburn was appointed sole chairperson of the Board following the resignations of Messrs. Maskatiya and Kortschak.

[2]	Mr. Cucinotta resigned as a member of the Board on May 20, 2008.

[3]	Mr. Fitzgerald was appointed chair of the Compensation Committee and Nominating and Corporate Governance Committee on September 19, 2008 following the resignation of Mr. Kortschak.

[4]	Mr. Maskatiya resigned as a co-chair and member of the Board on May 7, 2008.

[5]	Mr. Kortschak resigned as a co-chair and member of the Board and from all committees of the Board on September 19, 2008.

[6]	Mr. Olson was appointed a member of the Compensation Committee and Nominating and Corporate Governance Committee on May 7, 2008.
Annual Meeting of Stockholders
The Company encourages, but does not require, its Board members to attend the annual stockholders meeting.
Committees of the Board
The Audit Committee met six times in fiscal 2008. The Audit Committee has the responsibility for, among other things:
•
conducting and supervising internal audit investigations, retaining independent legal, accounting or other advisors to carry out its duties and if necessary, to institute special investigations related to the Company’s internal audit functions;

•
reviewing policies and procedures adopted by management regarding fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the Securities and Exchange Commission;

•
overseeing the Company’s accounting and financial reporting processes, overseeing audits of the Company’s financial statements and reviewing the Company’s audited financial statements with management, including a review of major issues regarding accounting and auditing principles and practices, and evaluating the adequacy and effectiveness of internal controls that could significantly affect the company’s financial statements, as well as the adequacy and effectiveness of the Company’s disclosure controls and procedures and management’s reports thereon;

•
reviewing and discussing reports from the Company’s independent auditor regarding: (a) all critical accounting policies and practices to be used by the Company; (b) all alternative treatments of financial information within GAAP that have been discussed with management; and (c) other material written communications between the Company’s independent auditor and management;

•
reviewing major changes to the Company’s auditing and accounting principles and practices as suggested by the Company’s independent auditor, internal auditors or management, and reviewing the significant reports to management prepared by the Company’s internal auditing department and management’s responses;

•
establishing procedures for: (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	advising the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations; and

•
overseeing the work of the registered public accounting firm engaged in audit, review or attest services for the Company, overseeing the appointment, compensation and retention of the registered public accounting firm, and overseeing and ensuring the independence of the Company’s independent auditor, and reviewing and pre-approving of all audit services and permissible non-audit services to be performed by the Company’s independent auditor.

The Board has determined that Messrs. Kilburn and Olson are both “audit committee financial experts” as defined by Item 407(d)(5)(iii) of Regulation S-K and are both independent under applicable NYSE rules. A copy of the Audit Committee charter can be viewed at the Company’s website at www.gcainc.com.
The Compensation Committee met two times in fiscal 2008. The Compensation Committee has the responsibility for, among other things:
•	assisting the Board in discharging its responsibilities relating to compensation of the Company’s directors and executive officers;

•
reviewing and approving goals and objectives for Chief Executive Officer compensation and recommending to the Board non-Chief Executive Officer compensation and incentive compensation plans and equity based plans that are subject to Board approval;

•
administering the Company’s incentive compensation plans and equity based plans, approving new equity compensation plan or material changes to an existing plan where stockholder approval has not been obtained, and approving awards as determined by the Board; and

•	ensuring corporate performance measures and goals are set and determining the extent that established goals have been achieved and any related compensation earned.
A copy of the Compensation Committee charter can be viewed at the Company’s website at www.gcainc.com.

The Nominating and Corporate Governance Committee met two times in fiscal 2008. The Nominating and Corporate Governance Committee has the responsibility for, among other things:
•	developing and recommending to the Board, and implementing a set of corporate governance principles and procedures;

•
developing and recommending to the Board, and implementing and monitoring compliance with, a code of business conduct and ethics for directors, officers and employees, and promptly disclosing and waivers for directors or executive officers;

•	assessing the adequacy of the code of business conduct and ethics and recommending any changes;

•
assisting the Board in assessing Board composition, selecting nominees for election to the Board consistent with criteria approved by the Board, and advising the Board on each committee of the Board regarding member qualifications, committee appointments and removals, committee structure and operations and committee reporting;

•	determining the compensation of members of the board and its committees;

•	advising the Board on candidates for executive offices, and advising the Board on candidates for the position of Chairman of the Board and Chief Executive Officer; and

•	establishing and monitoring a process of assessing the Board’s effectiveness and overseeing the evaluation of the Board and management.
The Nominating and Corporate Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website at www.gcainc.com.
As provided in the charter of the Nominating and Corporate Governance Committee, nominations for director may be made by the Nominating and Corporate Governance Committee or by a Stockholder of record entitled to vote. The Nominating and Corporate Governance Committee will consider and make recommendations to the Board regarding any Stockholder recommendations for candidates to serve on the Board. Stockholders wishing to recommend candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Company’s Investor Relations Department-Attention Nominating and Corporate Governance Committee at 3525 East Post Road, Suite 120, Las Vegas, Nevada 89120 providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating Stockholder’s ownership of Company’s stock at least 120 days prior to the next annual meeting to assure time for meaningful consideration by the Nominating and Corporate Governance Committee. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a Stockholder. The Company does not pay any third party to identify or assist in identifying or evaluating potential nominees.
In reviewing potential candidates for the Board, the Nominating and Corporate Governance Committee considers the individual’s experience in the Company’s industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to be involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria. A detailed description of the criteria used by the Nominating and Corporate Governance Committee in evaluating potential candidates may be found in the charter of the Nominating and Corporate Governance Committee which is posted on the Company’s website at www.gcainc.com.

Director Independence
Under independence standards established by the Board, a director does not qualify as independent unless the Board affirmatively determines that the director does not have any material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. The Board considers such facts and circumstances as it deems relevant to the determination of director independent. To assist in making its determination regarding independence, the Board considers, at a minimum, the following categorical standards:
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A director who is an employee, or whose immediate family member is an executive officer, of the Company or any of its subsidiaries is not independent until three years after the end of such employment relationship;

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A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation;

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A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company or any of its subsidiaries is not “independent” until three years after the end of the affiliation or the employment or auditing relationship;

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A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s or any of its subsidiaries present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship;

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A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company (which does not include chartable entities) that makes payments to, or receives payments from, the Company or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1.0 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold; and

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Any director that has a material relationship with the Company shall not be independent. Any relationship not required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended, shall be presumptively not material. For relationships not covered by the preceding sentence, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the Board. The Company shall explain in the next proxy statement the basis for any board determination that a relationship is immaterial despite the fact that it does not meet the categorical standards of immateriality set forth above.

The Board has determined that the following directors have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), and each is independent within the meaning of independence as set forth in the rules of the New York Stock Exchange: Patrick Olson, Charles J. Fitzgerald, E. Miles Kilburn, Geoff Judge and Fred C. Enlow.
Executive Sessions of Non-Management Directors
Mr. Kilburn has been selected as the Presiding Director to preside over meetings of our non-management directors in executive session with no management or employees present. Our independent directors meet in executive session with no management directors or employees present at least three (3) times last year.
Access to Corporate Governance Policies
Stockholders may access the Company’s committee charters, the code of ethics and corporate governance guidelines at Company’s Internet website at www.gcainc.com. Copies of the Company’s committee charters, corporate governance guidelines and code of ethics will be provided to any stockholder upon written request to the Secretary of the Company, Global Cash Access Holdings, Inc., 3525 East Post Road, Suite 120, Las Vegas, Nevada 89120 or via electronic mail to secretary@gcamail.com.

Communication between Interested Parties and Directors
Stockholders and other interested parties may communicate with individual directors (including the Presiding Director), the members of a committee of the Board, the independent directors as a group or the Board as a whole by addressing the communication to the named director, the committee, the independent directors as a group or the Board as a whole c/o Secretary, Global Cash Access Holdings, Inc., 3525 East Post Road, Suite 120, Las Vegas, Nevada 89120 or via electronic mail to secretary@gcamail.com. The Company’s Secretary will forward all correspondence to the named director, committee, independent directors as a group or the Board as a whole, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.
Directors’ Compensation
In 2008, all non-employee directors received an annual fee of $20,000. In addition, each member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee that was independent, within the meaning of the applicable rules of the New York Stock Exchange, received an additional annual fee of $5,000 and the chairman of the Company’s Audit Committee received a further additional annual fee of $5,000.
Effective as of January 1, 2009 all non-employee directors will receive an annual fee of $40,000. The chair of the board of directors will receive an annual fee of $60,000. In addition, each member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee that is independent, within the meaning of the applicable rules of the New York Stock Exchange, receives an additional annual fee of $7,500. The chairperson of each of the Company’s Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee will receive an additional annual fee of $20,000, $10,000 and $10,000, respectively.
In addition, each non-employee director is granted, upon the director’s initial appointment to the Board, either an option to purchase 100,000 shares of the Company’s Common Stock or an award of 100,000 restricted shares of the Company’s Common Stock under the Company’s 2005 Stock Incentive Plan. The exercise price for these options is the fair market value of the Company’s Common Stock at the close of the market on the day of the grant of the stock options. For each grant, one eighth of the options or restricted stock will vest after six months of service as a director, and the remainder will vest ratably in equal monthly installments over the succeeding forty-two months; provided, however, that the options or restricted stock will vest in their entirety upon a change of control of the Company. The options have a term of ten years. Following their first full year of service, non-employee directors are typically granted additional options to purchase shares of the Company’s Common Stock or awards of restricted shares of the Company’s Common Stock under the Company’s 2005 Stock Incentive Plan. Such options and restricted stock vest according to the same schedule as the initial grants.
Relationships Among Directors or Executive Officers
There are no family relationships among any of the Company’s directors or executive officers.
Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics for its directors, officers and other employees. The Company will post on its website any amendments to, or waivers from, any provision of its Code of Business Conduct and Ethics. A copy of the Code of Business Conduct and Ethics is available on the Company’s website at www.gcainc.com.

TRANSACTIONS WITH RELATED PERSONS
Stock Option and Restricted Stock Grants to Directors and Executive Officers
On February 7, 2008, E. Miles Kilburn, Geoff Judge, Fred C. Enlow, Scott H. Betts, Kathryn S. Lever, Kurt D. Sullivan, Stephen L. Lazarus, Scott Dowty and Mark Labay were granted options to purchase 150,000, 100,000, 100,000, 500,000, 150,000, 150,000, 150,000, 100,000 and 150,000 shares of the Company’s Common Stock at a per share exercise price of $6.87 per share, respectively, pursuant to the Company’s 2005 Stock Incentive Plan. These options will vest, subject to the optionee’s continued employment with or service to the Company, over a four-year period, commencing on February 7, 2008, subject to certain accelerated vesting provisions in certain cases. The options granted to Mr. Betts will accelerate in certain circumstances.
On February 19, 2008, Mari Ellis was granted an option to purchase 100,000 shares of the Company’s Common Stock at a per share exercise price of $6.33 pursuant to the Company’s 2005 Stock Incentive Plan. This option will vest, subject to Ms. Ellis’ continued employment with the Company, over a four-year period, commencing on February 19, 2008.
On February 25, 2008, George Gresham was granted an option to purchase 350,000 shares of the Company’s Common Stock at a per share exercise price of $6.01 pursuant to the Company’s 2005 Stock Incentive Plan. This option will vest, subject to Mr. Gresham’s continued employment with the Company, over a four-year period, commencing on February 25, 2008.
On May 1, 2008 Mr. Labay was granted an option to purchase 20,000 shares of the Company’s Common Stock at a per share exercise price of $6.00 per share, pursuant to the Company’s 2005 Stock Incentive Plan. This option will vest, subject to Mr. Labay’s continued employment with the Company, over a four-year period, commencing on May 1, 2008.
On May 7, 2008, Patrick Olson was granted an option to purchase 100,000 shares of the Company’s Common Stock at a per share exercise price of $5.93 pursuant to the Company’s 2005 Stock Incentive Plan. This option will vest, subject to Mr. Olson’s continued service to the Company, over a four-year period, commencing on May 7, 2008.
On February 24, 2009, Miles Kilburn, Patrick Olson, Fred Enlow, Charles J. Fitzgerald, Geoff Judge, Scott H. Betts, George S. Gresham, Stephen L. Lazarus, Kathryn S. Lever, Mari Ellis, Scott Dowty, Kurt Sullivan and Mark Labay were granted options to purchase 100,000, 66,000, 66,000, 66,000, 66,000, 300,000, 100,000, 100,000, 100,000, 100,000, 100,000, 60,000 and 60,000 shares of the Company’s Common Stock at a per share exercise price of $2.20 per share, respectively, pursuant to the Company’s 2005 Stock Incentive Plan, and 50,000, 34,000, 34,000, 34,000, 34,000, 200,000, 50,000, 50,000, 50,000, 50,000, 50,000, 15,000 and 15,000 shares of restricted stock, respectively, pursuant to the Company’s 2005 Stock Incentive Plan. These options and shares of restricted stock will vest, subject to the recipient’s continued employment with or service to the Company, over a four-year period, commencing on February 24, 2009, subject to certain accelerated vesting provisions in certain cases. Mr. Fitzgerald has disclaimed beneficial ownership of the shares issuable pursuant to his option award and the shares of restricted stock awarded to him except to the extent of his pecuniary interest.
Extensions of Credit From Arriva Card, Inc.
Prior to the Company’s decision to exit the credit card issuing business, officers, directors and employees of the Company were issued credit cards by Arriva Card, Inc., a wholly-owned subsidiary of the Company, in the ordinary course of business on the same terms and conditions generally applicable to other applicants and cardholders. Arriva Card, Inc. has not issued any additional credit cards to officers, directors or employees of the Company after the Company’s decision to exit this business.
Directors’ Compensation
See “Executive Compensation — Director Compensation in 2008.”
Indemnification Agreements
See “Executive Compensation — Indemnification Agreements.”

Entities Controlled by Karim Maskatiya and Robert Cucinotta
Karim Maskatiya and Robert Cucinotta each served as a member of the Board for a portion of 2008 and each holds more than 5% of the Company’s outstanding stock. During 2008, Messrs. Maskatiya and Cucinotta held 100% of the ownership interests in, and controlled the Board of Directors of, M&C International. Through our wholly-owned subsidiary, Global Cash Access, Inc., the Company is currently a party to multiple agreements with four other entities in which in which members of Mr. Maskatiya’s family or Messrs. Maskatiya and Cucinotta have, or for a portion of 2008 had, significant ownership and management interests. Those companies are: Infonox on the Web, in which members of Mr. Maskatiya’s family had majority ownership interest and had majority control over that company’s Board of Directors; USA Payments in which Messrs. Maskatiya and Cucinotta were the sole owners and comprised that company’s entire Board of Directors; USA Payment Systems, in which Messrs. Maskatiya and Cucinotta collectively held a 50% ownership interest and were two directors on that company’s four member Board of Directors; and MCA Processing, LLC, in which Messrs. Maskatiya and Cucinotta collectively held 100% ownership interest. Through Central Credit, LLC, a wholly-owned subsidiary of Global Cash Access, Inc., the Company is a party to an agreement with Casino Credit Services, LLC, an entity that was wholly owned by M&C International for a portion of 2008. M&C International transferred all of its membership interests in Casino Credit Services, LLC to an unrelated party in 2008. The terms of the Company’s agreements with each of these entities are summarized below. The Company may, in the future, attempt to acquire USA Payments, USA Payment Systems or MCA Processing, LLC. Any such acquisition may involve the Company making payments, directly or indirectly, to Messrs. Maskatiya and Cucinotta.
Infonox on the Web
Through October 2008, members of Mr. Maskatiya’s family owned a majority ownership interest in Infonox on the Web and were two directors on the three member Board of Directors of Infonox on the Web. In November 2008, Infonox on the Web was acquired by Total System Services, Inc. The Company is a party to a Professional Services Agreement and a Technology Side Letter with Infonox on the Web pursuant to which Infonox on the Web develops, implements, maintains, hosts, operates, monitors and supports software for the Company on an as requested basis, including the transaction processing infrastructure upon which the Company’s systems operate. This transaction processing infrastructure consists of a customized implementation of a generic reusable transaction processing infrastructure developed by Infonox on the Web. Infonox on the Web has retained ownership of the underlying generic transaction processing infrastructure, but has granted the Company a license, pursuant to the Software License Agreement described below, to use the generic transaction processing infrastructure during the term of the Professional Services Agreement. The Company possesses all ownership rights in the customized portions of the implementation of the generic transaction processing infrastructure that Infonox has developed exclusively for the Company under this agreement.
The Company’s engagement of Infonox on the Web pursuant to the Professional Services Agreement is exclusive within the gaming industry such that Infonox on the Web may not perform any professional services with respect to machines or devices used in the gaming industry other than for the Company, except where those services are performed for non-gaming merchant operations conducted at establishments where gaming activity occurs for the purchase of or payment for goods or services other than money orders or gaming goods or services, subject to some conditions. The Company, on the other hand, is free to engage third parties to provide professional services to the Company, subject to Infonox on the Web’s proprietary rights in the underlying generic transaction processing infrastructure and the limitations on the Company’s ability to sublicense the Company’s license rights therein to a third party during the term of the Software License Agreement with Infonox on the Web. In the event that the Company requires different or additional professional services or service levels with respect to the underlying generic transaction processing infrastructure or the customized implementation thereof that Infonox on the Web cannot or does not agree to provide then, pursuant to a Letter Agreement dated May 13, 2004 between USA Payment Systems, USA Payments, Infonox on the Web and the Company, the Company has the right to engage third-party professional service providers, sublicense to them rights in Infonox on the Web’s proprietary technology that are licensed to the Company by Infonox on the Web under the Software License Agreement, and cause Infonox on the Web to cooperate with such third-party professional service providers to enable them to provide such professional services or service levels to the Company.
Under the agreement, the Company owns all work product, including the customized portions of the implementation of the generic transaction processing infrastructure produced by Infonox on the Web in the course of its provision of professional services to the Company, including all intellectual property rights therein. This agreement contains a service level guarantee by Infonox on the Web that the transaction processing infrastructure will be available to the Company and the Company’s customers at least 99% of the time during any calendar month, subject to some exceptions. If Infonox fails to meet this service level guarantee during any calendar month, then the Company has the right, as the Company’s sole and exclusive remedy for such a breach, to terminate these professional services upon notice to Infonox during the 30-day period following that breach. As of May 2004, the Company is obligated to pay Infonox on the Web a fixed fee of $100,000 per month for the remainder of the term of these services, potentially subject to adjustments starting in January 2005, and to reimburse Infonox on the Web for some of the expenses it incurs in the performance of services for the Company. Under this agreement, Infonox on the Web’s implementation, hosting, operation, maintenance and support of a majority of the Company’s systems is scheduled to expire on March 10, 2014, but may be terminated upon certain types of breaches by either party, such as the Company’s failure to pay fees owing to Infonox on the Web under the agreement or Infonox on the Web’s breach of the service level agreement. The agreement requires Infonox on the Web to continue to provide services during a transition period not to exceed 90 days following termination of the agreement, if the Company so requests and regardless of the legal basis for such termination. During the year ended December 31, 2008, the Company incurred costs and expenses of $3.5 million in connection with these services.

Pursuant to a Software License Agreement and a Technology Side Letter with Infonox on the Web, the Company enjoys a royalty-free, worldwide right and license to use the generic transaction processing infrastructure described above, including its component software, hardware and related services, solely in connection with the Company’s use of the customized implementation of the infrastructure which is hosted and operated by Infonox on the Web pursuant to the Professional Services Agreement. The Company’s license to the generic transaction processing infrastructure is exclusive in the gaming industry such that Infonox on the Web may not grant any other licenses to the generic transactions processing infrastructure to any third party, or exercise any of its own rights in that technology except as agreed by the parties, for use with machines or devices used in the gaming industry. The agreement obligates Infonox on the Web to deposit into third-party escrow, and periodically update its deposit of, the source code to the underlying generic transaction processing infrastructure, and to provide the Company on an automatic basis with source code to any modifications made to customize the generic transaction processing infrastructure for the Company. The Company has rights to access the deposited source code under limited circumstances, such as Infonox on the Web ceasing to do business, entering into bankruptcy, discontinuing its hosting and operation of the customized implementation of the generic transaction processing infrastructure for the Company, or Infonox on the Web breaching specified obligations to the Company under the Professional Services Agreement or this Software License Agreement. The term of this agreement lasts at least as long as Infonox on the Web is contractually obligated to host and operate the customized implementation of the generic transaction processing infrastructure for the Company pursuant to the Professional Services Agreement, subject to the Company’s right to continue using any software source code released from escrow prior to expiration of the Software License Agreement and the Company’s rights to sublicense that source code to an alternative third-party provider of software services. Upon termination of this agreement, Infonox on the Web is obligated to cooperate in the Company’s transition to such an alternative third-party provider if the Company so requests. In addition, upon the expiration of the Software License Agreement or in the event of Infonox on the Web’s uncured material breach of either the Software License Agreement or the Professional Services Agreement, provided that the Company has not committed any uncured material breach of any material term of the Software License Agreement at any time during the term of that agreement, the Company will receive a non-exclusive, royalty-free, irrevocable, worldwide license to continue using the underlying generic transaction processing infrastructure, solely in its object code form at the time of such license grant, and to sublicense that code to specified other parties, including the Company’s affiliates and third-party service providers solely for use in the gaming industry.
USA Payments and USA Payment Systems
To the Company’s knowledge, USA Payments is wholly owned by Messrs. Maskatiya and Cucinotta, and Messrs. Maskatiya and Cucinotta are members of its board of directors. To the Company’s knowledge, USA Payment Systems is owned 50% by Messrs. Maskatiya and Cucinotta, and Messrs. Maskatiya and Cucinotta are members of its board of directors. The Company is party to an Amended and Restated Agreement for Electronic Payment Processing and a Technology Side Letter with USA Payments and USA Payment Systems pursuant to which they perform for the Company electronic payment processing services relating to credit card cash advances, POS debit card transactions and ATM withdrawal transactions, including transmitting authorization requests to the relevant networks or gateways, forwarding transaction approvals or denials to the Company, and facilitating the settlement of all funds in connection with approved and consummated transactions. This agreement contains a service level guarantee by USA Payments and USA Payment Systems that the electronic payment processing system used to process the Company’s transactions will be available to process authorization requests the Company transmits to USA Payments and USA Payment Systems computer switch at least 99% of the time during any calendar month and 90% of the time during any calendar day, subject to some exceptions. The agreement prohibits USA Payments and USA Payment Systems from scheduling any system maintenance or unavailability on a weekend or holiday without the Company’s prior permission, and permits systems maintenance or unavailability only during times that the Company previously approves. In early 2009, USA Payments provided written notice of termination of the agreement as a result of alleged breaches of the agreement by the Company. The Company disputes the alleged breaches. The Company is in the process of transitioning to an alternate electronic payment processor during a 180-day transition period.

Pursuant to the agreement, the Company engaged USA Payments to provide services to the Company, and USA Payments in turn delegated some of its obligations and assigned some of its rights to USA Payment Systems.
Under the agreement, USA Payments or USA Payment Systems is required to enter into agreements with credit card, POS debit card or ATM networks necessary to provide services to the Company, and they must obtain the right to act as a switch processor, intercept processor and/or acquirer with respect to such networks, and provide the service to the Company as a switch processor, intercept processor and/or acquirer. The agreement obligates USA Payments and USA Payment Systems to maintain the confidentiality of the Company’s patron and transaction data and to maintain an information security program and internal controls to safeguard the Company’s patron and transaction data.
The Company is required to enter and comply with agreements required by the gateway or network through which USA Payments or USA Payment Systems processes transactions, and must have a financial institution sponsor the Company or USA Payments or USA Payment Systems with each network or gateway with which the Company or USA Payment Systems has an agreement that requires such a sponsor. The Company is required to have a financial institution perform settlement services in connection with the settlement of transactions processed through the services provided to the Company.
The agreement requires the Company to pay fixed monthly fees to USA Payments together with a per transaction fee based on the volume of transactions that processed under the agreement, subject to an annual minimum number of transactions. The fee is $0.03 per transaction for up to 50 million transactions, $0.025 per transaction for between 50 million and 100 million transactions, and $0.01 per transaction for over 100 million transactions. The scale of per transaction fees and annual minimum number of transactions remain fixed for the term of the agreement. This agreement also requires the Company to pay directly or reimburse USA Payments and USA Payment Systems for gateway or network fees, all direct telecommunication charges on a per transaction basis as billed by the provider, and monthly fees of $6,000 and $12,000 for MasterCard and VISA base processing, respectively, incurred in connection with providing these services to the Company. During the year ended December 31, 2008, the Company incurred costs and expenses of $3.2 million in connection with the provision of these services (exclusive of pass-through billing of expenses that USA Payments paid on the Company’s behalf).
The Company’s engagement of USA Payments and USA Payment Systems is exclusive within the gaming industry, such that neither USA Payments nor USA Payment Systems can, subject to limited exceptions, provide these services with respect to any third party’s machines or devices used in the gaming industry, including without limitation machines or devices that provide cash access services to patrons of gaming establishments, but permits the Company to obtain these services from other providers. This agreement expires on March 10, 2014, but automatically renews for 12 month terms unless either the Company or USA Payments or USA Payment Systems provides 90 days prior written notice of termination. In early 2009, USA Payments gave written notice terminating the agreement as a result of alleged breaches of the agreement by the Company. The Company disputes the alleged breaches. The Company is in the process of transitioning to an alternate electronic payment processor during a 180-day transition period.
Upon the consummation of the Company’s initial public offering, the Company purchased from USA Payments the patent covering the “3-in-1 rollover” functionality pursuant to a Patent Purchase and License Agreement for $10.0 million. Under that agreement, the Company granted USA Payments a nonexclusive license to use the patent other than in the gaming industry.
MCA Processsing, LLC
To the Company’s knowledge, MCA Processing, LLC (“MCA”) is wholly owned by Messrs. Maskatiya and Cucinotta. In 2008, the Company made a one time purchase pursuant to a purchase order on November 14, 2008 of 31 MCA Ticket Redemption Units and 31 BlueBox and associated hardware devices which were installed at Red Hawk Casino in Placerville, California and for which the Company paid to MCA an aggregate of $709,804.

Casino Credit Services
Casino Credit Services, LLC was a wholly-owned subsidiary of M&C International during a portion of the fiscal year ended December 31, 2008. During the fiscal year ended December 31, 2008, M&C International entered into a definitive agreement pursuant to which all of the membership interests in Casino Credit Services, LLC were transferred to an unrelated party. Casino Credit Services, LLC is a party to an agreement with Central Credit, LLC, a subsidiary of the Company, pursuant to which Central Credit, LLC provides gaming patron credit bureau services to Casino Credit Services in response to requests from gaming establishments located in Michigan. During the year ended December 31, 2008, the Company received approximately $72,906 in connection with the performance of services pursuant to the agreement and made payments in the aggregate amount of approximately $145,905 to Casino Credit Services, LLC. In connection with the sale by M&C International of all of the membership interests in Casino Credit Services, LLC to an unrelated party, Central Credit, LLC and Casino Credit Services, LLC entered into an agreement pursuant to which Central Credit, LLC provides to Casino Credit Services, LLC all of the services that are necessary for Casino Credit Services, LLC to provide gaming patron credit bureau services to gaming establishments located within the State of Michigan for a monthly processing fee of $1,000 per gaming establishment.
Review, Approval or Ratification of Transactions with Related Persons
Corporate governance guidelines adopted by the Board provide that any transaction that is required to be reported under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission must be reviewed, approved or ratified by the Audit Committee, the Nominating and Corporate Governance Committee or another committee consisting entirely of independent directors under applicable NYSE rules. The types of transactions covered by this policy include but are not limited to (i) the purchase, sale or lease of assets to or from a related person, (ii) the purchase or sale of products or services to or from a related person, or (iii) the lending or borrowing of funds from or to a related person. Approval of transactions with related persons shall be at the discretion of the reviewing body, but the reviewing body shall consider (A) the consequences to the Company of consummating or not consummating the transaction, (B) the extent to which the Company has a reasonable opportunity to obtain the same or a substantially similar benefit of the transaction from a person or entity other than the related person, and (C) the extent to which the terms and conditions of such transaction are more or less favorable to the Company and its stockholders than the terms and conditions upon which the Company could reasonably be expected to negotiate with a person or entity other than the related person. Further, our code of ethics requires our directors, officers and employees to raise with our chief compliance officer any material transaction or relationship that could reasonably be expected to give rise to a personal conflicts of interest. Our corporate governance guidelines also prohibit the Company’s making of any personal loans to directors, executive officers or their immediate family members, but expressly exclude the issuance of credit cards by Arriva Card, Inc. from this prohibition.
Executive Officers
The following sets forth certain information regarding the Company’s executive officers:

Name	Age	Position
Scott H. Betts	55	President, Chief Executive Officer and Director
George W. Gresham	42	Executive Vice President and Chief Financial Officer
Kathryn S. Lever	41	Executive Vice President and General Counsel
Kurt D. Sullivan	57	Executive Vice President, Check Services and Central Credit
Stephen L. Lazarus	42	Executive Vice President, Sales
Mari Ellis	53	Executive Vice President, Technology and Development
Michael S. Dowty	41	Executive Vice President, Business Development
Scott H. Betts has served as the Company’s President, Chief Executive Officer, Secretary and Treasurer since October 2007 and joined the Company’s Board of Directors in October 2007. From October 2007 to February 2008, Mr. Betts served as interim Chief Financial Officer of the Company. Prior to joining the Company, Mr. Betts served as the Executive Vice President of First Data Corporation, a payment processing services company, from May 2002 to March 2006, having served as Senior Vice President of Strategic Planning of First Data Corporation from October 2001 to May 2002. From May 2002 to March 2006, he was also President of First Data Merchant Services, which included First Data Corporation’s TeleCheck check verification and guarantee business. During this time period, he also served as First Data Corporation’s President of Domestic Enterprise Payments. From March 2006 until joining the Company, Mr. Betts also served as an independent consultant to various companies in the payments processing industry. Mr. Betts joined Procter and Gamble, a multinational manufacturer of personal care products, in 1977 and served as General Manager/Vice President of North America Fem Care and Global Tampax from 1997 to 2001.

George W. Gresham joined the Company in February 2008 and currently serves as the Company’s Executive Vice President and Chief Financial Officer. Prior to joining the Company, from March 2005 to October 2007, Mr. Gresham was the Chief Financial Officer, Chief Administrative Officer and Executive Vice President of EFD|eFunds Corporation, a provider of payments and payments related technology and risk mitigation data for financial institutions. From May 2002 to March 2005, Mr. Gresham was the Senior Vice President, Finance and Corporate Controller of EFD|eFunds Corporation. Prior to joining EFD|eFunds Corporation, Mr. Gresham was a Senior Manager, Assurance and Advisory Services of Deloitte & Touche, LLP.
Kathryn S. Lever joined the Company in September 2005 and currently serves as the Company’s Executive Vice President and General Counsel. Prior to joining the Company’s executive team, Ms. Lever engaged in corporate and transactional practice at the law firm of Schreck Brignone, now Brownstein Hyatt Farber Schreck L.P., from 2001 to 2005. From 2000 to 2001, Ms. Lever engaged in securities practice at the law firm of Catalyst Corporate Finance Lawyers in Vancouver, British Columbia, Canada, and prior to that practiced corporate and commercial litigation in the Vancouver office of McCarthy Tetrault.
Kurt D. Sullivan joined the Company in December 2000 and currently serves as Executive Vice President, Check and Central Credit Services, where he directs the development and deployment of our QCP Web and ACM products and our QuikCredit and Central Credit check warranty services. Prior to joining the Company, Mr. Sullivan had 22 years of experience in the gaming industry, including 20 years with Circus Circus Enterprises, Inc. He served on the Board of Directors of Circus Circus Enterprises, Inc. and held several management positions, the most recent being senior vice president of operations and general manager. Mr. Sullivan has also worked for the MGM Grand Hotel & Casino and Park Place Entertainment Corporation.
Stephen L. Lazarus joined the Company in April 1997 and currently serves as the Executive Vice President, Sales. Prior to joining the Company, from April 1996 to April 1997, Mr. Lazarus was the General Manager of the Bakersfield Soccer and Hockey Center. Prior to April 1996, Mr. Lazarus worked for Harrah’s Hotel and Casino as a Casino Accounting Supervisor and System Support Specialist.
Mari Ellis joined the Company in February 2008 and currently serves as the Executive Vice President, Technology and Development. Prior to joining the Company, from March 2007 to November 2007, Ms. Ellis was the Senior Vice President, Payment Products of Blackhawk Network, a prepaid and payments network. From December 1997 to November 2006, Ms. Ellis held various positions at First Data Corporation, including Senior Vice President and Chief Operating Officer (First Data Pre-Paid Services) from April 2005 to November 2006, Senior Vice President Enterprise Business Integration Office (Concord EFS acquisition integration) from April 2003 to April 2005, and Senior Vice President New Business Implementations (First Data Resources) from January 2001 to March 2003.
Michael S. Dowty joined the Company in October of 2005 and currently serves as the Executive Vice President of Business Development, a position he has held since July of 2008. Prior to serving as the Company’s Executive Vice President of Business Development, from October 2005 through May 2007, Mr. Dowty was the Vice President of International Sales of the Company and from May of 2007 through July of 2008 Mr. Dowty was the Senior Vice President, International Business of the Company. Prior to joining the Company, from September of 2000 through October 2005 Mr. Dowty was the General Manager of First Data Loan Company, Canada, a provider of merchant processing services.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 2000 and has been appointed by the Board to continue as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2009. Although the Company is not required to seek stockholder approval of its selection of independent registered public accounting firm, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Board will investigate the reasons for stockholder rejection and will reconsider its selection of its independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.
A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so, although we do not expect him or her to do so. The representative is expected to be available to respond to appropriate questions.
Audit and Non-Audit Fees
The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2008 and December 31, 2007 and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	Year Ended	Year Ended
	December 31, 2008	December 31, 2007
Audit Fees (1)	$1,464,198	$1,093,530
Audit-Related Fees (2)	$—	$—
Tax Fees (3)	$217,172	$356,537
All Other Fees (4)	$71,521	$69,275

Total	$1,752,891	$1,519,342

(1)	Audit Fees include fees for the following professional services:
•	audit of the Company’s annual financial statements for fiscal years 2008 and 2007;

•	attestation services, technical consultations and advisory services in connection with Section 404 of the Sarbanes-Oxley Act of 2002;

•	reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q;

•	statutory and regulatory audits, consents and other services related to SEC matters; and

•	professional services provided in connection with other statutory and regulatory filings.

(2)	Audit-Related Fees include fees for the following professional services:
•	professional services in connection with securities offerings.

(3)	Tax Fees include fees for tax planning (domestic and international), tax advisory and tax compliance.

(4)	All Other Fees include fees for services related to agreed upon procedures surrounding the Company’s anti-money laundering program.

(5)
For 2008, the percentage of total fees paid to Deloitte & Touche LLP attributable to Audit Fees, Audit Related Fees, Tax Fees and All Other Fees was 56%. For 2007, the percentage of total fees paid to Deloitte & Touche LLP attributable to Audit Fees, Audit Related Fees, Tax Planning and All Other Fees was 61%.

In making its recommendation to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, the Audit Committee has considered whether services other than audit and audit-related services provided by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all audit and permissible non-audit services provided by its independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by its independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
DELOITTE & TOUCHE LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDING DECEMBER 31, 2009

PROPOSAL 3
AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
General Information and Securities Affected
The Board has unanimously approved and recommended the adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Amendment”) which will allow the Company to redeem shares of its capital stock that are owned by stockholders that are found to be unsuitable stockholders for gaming regulatory purposes.
Purpose of the Proposed Amendment
As a provider of cash access services to gaming establishments and their patrons, we are subject to a variety of gaming regulations in the jurisdictions in which we operate. In many of such jurisdictions, we are required to make certain filings with gaming regulatory authorities and obtain and maintain various licenses, permits, waivers or other gaming regulatory approvals in order to conduct our business. Gaming regulatory authorities have broad discretion and can require any of our officers, directors or stockholders to make certain filings, be investigated, and/or be subject to a determination of suitability. Absent unusual circumstances, gaming regulatory authorities rarely require less than 5% stockholders, in some jurisdictions, or less than 10% stockholders, in other jurisdictions, to make filings, be investigated and/or be subject to a determination of suitability. Generally, in order to obtain and maintain such licenses, permits, waivers or other gaming regulatory approvals, none of the Company’s officers, directors or stockholders may be persons who are deemed unsuitable by a gaming regulatory authority. In the event that any of the Company’s officers, directors or stockholders are deemed unsuitable by an applicable gaming regulatory authority, the Company may be unable to make all gaming regulatory filings that are required for the Company to conduct its business in any jurisdiction, the Company may be denied a license, permit, waiver or other gaming regulatory approval that is required for the Company to conduct its business in any jurisdiction, and any previously granted license, permit, waiver or other gaming regulatory approval that is required for the Company to conduct its business may be revoked, rescinded or terminated by any gaming regulatory authority.
In addition, the Company’s contracts with many of its gaming establishment customers include or are deemed by statute to include gaming regulatory covenants that require the Company to make all gaming regulatory filings, to obtain and maintain all licenses, permits, waivers or other gaming regulatory approvals that are required for the Company to conduct its business, and/or to refrain from having any unsuitable persons as officers, directors or stockholders. These contracts provide the gaming establishment customers with the right to terminate the contracts in the event of a breach of these gaming regulatory compliance covenants.
Many corporations that provide services to gaming establishments and their patrons include provisions in their certificates of incorporation and/or bylaws to provide a means by which the corporation can divest an unsuitable stockholder of such stockholder’s ownership interest in the corporation so that the corporation may continue to provide services to gaming establishments and their patrons.
To the Company’s knowledge, during or prior to 2008, Messrs. Maskatiya and Cucinotta filed applications for certain gaming regulatory approvals with the Mississippi Gaming Commission (the “Mississippi Commission”) in connection with their ownership of MCA Processing, LLC. Neither of these applications was filed in connection with their ownership of the Company’s stock. At its December 18, 2008 meeting, the Mississippi Commission denied the applications of Messrs. Maskatiya and Cucinotta to be found suitable. Subsequently, Messrs. Maskatiya and Cucinotta filed a petition for reconsideration with the Mississippi Commission and commenced litigation against the Mississippi Commission in Mississippi state court. A Mississippi state court issued an order requiring the Mississippi Commission to provide Messrs. Maskatiya and Cucinotta with certain discovery regarding its denial of their applications to be found suitable, and prohibiting the Mississippi Commission from taking further action on such denial until such discovery has been completed. At its March 26, 2009 meeting, the Mississippi Commission reversed its position and granted Messrs. Maskatiya and Cucinotta permission to withdraw their applications for such suitability under the condition that they not apply for any gaming regulatory approvals from the Mississippi Commission for a four year period.
The purpose of Proposal 3 is to provide the Company with a means of protecting itself from having an unsuitable person as a stockholder by providing the Company with a right to redeem shares of its stock held by an unsuitable person. Under Section 151(b)(2) of the Delaware General Corporation Law, if a corporation’s certificate of incorporation so provides, any stock of a corporation which holds (directly or indirectly) a license from a government agency to conduct its business, which license is conditioned upon some or all of the holders of its stock possessing prescribed qualifications, may be subject to redemption by the corporation to the extent necessary to prevent the loss of such license or to reinstate it.

Material Changes to the Capital Stock of the Company
A complete copy of the proposed Amendment is attached hereto as Exhibit A and the following description of the proposed Amendment is qualified in its entirety by reference to Exhibit A.
Effect on an Unsuitable Stockholder. The proposed Amendment provides the Company with the right, but not the obligation, to redeem any or all of the shares of its capital stock held by any person who has been determined to be unsuitable at the redemption price described below.
An “unsuitable person” is any person whose ownership of shares of the Company’s capital stock or whose failure to make application to seek licensure from or otherwise comply with the requirements of a gaming regulatory authority will result in the Company losing any license, permit, waiver or other gaming regulatory approval, or the Company being unable to reinstate a previously issued license, permit, waiver or other gaming regulatory approval, or the Company being unable to obtain a new license, permit, waiver or other gaming regulatory approval, in each case as determined by the Board, in its sole discretion, after consultation with legal counsel.
The redemption price shall be the average closing sales price per share during the thirty trading day period immediately preceding the date of the redemption notice, or if no such data is available, the fair market value per share as determined in good faith by the Board, unless a gaming regulatory authority requires that a different price be paid, in which case the redemption price shall be such different price. The redemption price may be paid in cash, by promissory note, or both. Generally, under Delaware law, the redemption price can only be paid out of “surplus,” i.e., the amount paid to redeem the shares cannot exceed the value of the Company’s net assets minus its stated capital (as determined under Delaware law).
If any portion of the redemption price is to be paid pursuant to a promissory note:
(a) such note will have a face amount equal to the portion of the redemption price for which the note is given (i.e., if the redemption price is $1,000, and cash of $250 is paid, the note shall have a face amount of $750); and
(b) unless the Company agrees to different terms, the note will (i) be unsecured, (ii) have a term of five years, (iii) bear interest, compounded annually, at the prime rate of interest as published in the Wall Street Journal on the redemption date, and (iv) have such other terms as are determined by the Board, in its sole discretion, after consultation with a nationally recognized investment bank, to be customary and appropriate.
A redemption notice shall be delivered by the Company to the unsuitable stockholder and shall set forth: (i) the redemption date, (ii) the number of shares to be redeemed, (iii) the redemption price and the manner of payment therefore, (iv) the place where any certificates for redeemed shares shall be surrendered for payment, and (v) any other requirements for surrender of the certificates representing redeemed shares. The redemption notice shall be sent to the unsuitable stockholder not less than thirty trading days prior to the redemption date, except as otherwise provided below. The redemption notice may be conditional such that the Company need not redeem the shares on the redemption date if the Board determines that such redemption is no longer advisable or necessary. No shares held by an unsuitable stockholder may be voted following receipt of the redemption notice. However, if, prior to the redemption date, the shares are transferred such that they are owned entirely by persons who are not unsuitable stockholders, then such new holders may vote the shares and the Company may decide not to effect the redemption.
The redemption date shall be not less than thirty trading days from the date of the redemption notice unless a gaming regulatory authority requires that the shares be redeemed as of an earlier date, in which case, the redemption date shall be such earlier date, and the redemption notice shall be sent on the first day following the day on which the Company becomes apprised of such earlier redemption date.
From and after the redemption date, any and all rights of any nature which may be held by an unsuitable stockholder with respect to such person’s shares shall cease and, thereafter, the unsuitable stockholder shall be entitled only to receive the redemption price. The Company’s redemption right is unilateral. Unless an unsuitable stockholder otherwise disposes of his, her or its shares, such unsuitable stockholder cannot prevent the Company from exercising its redemption right. Following redemption, the Company could either hold such shares in treasury, retire such shares or resell such shares, in the open market or privately, pursuant to a registration statement or an exemption from registration.

Effect on the Company. If the Company exercises its right to redeem shares of its stock from an unsuitable stockholder, (i) the Company will be required to fund the redemption payment, which may be substantial in amount, from its existing cash resources, the incurrence of indebtedness in the form of a promissory note issued to the unsuitable stockholder or other sources of liquidity, (ii) the number of shares of capital stock outstanding will be reduced by the number of shares redeemed, and (iii) the Company cannot provide any assurance that the redemption will adequately address the concerns of any gaming regulatory authorities or enable the Company to make all required gaming regulatory filings or obtain and maintain all licenses, permits or other gaming regulatory approvals that are required to conduct its business. The Company cannot prevent an unsuitable person from acquiring or reacquiring shares of its capital stock, and can only address such unsuitability by exercising its redemption rights pursuant to the Amendment.
Notwithstanding the adoption of the proposed redemption provision, the Company may not be able to exercise its redemption rights in full or at all. The Company may be subject to contractual restrictions on its ability to redeem shares of its capital stock. For example, the Company’s existing senior secured credit facility limits the Company’s ability to make redemption payments to certain fixed dollar amounts plus a portion of excess cash flow, subject to compliance with certain leverage ratios and other covenants. In the event such restrictions prohibited the Company from exercising its redemption rights in part or in full, the Company would not be able to exercise its redemption rights absent a waiver of the restrictions by the requisite consent of members of the lending syndicate, which the Company may not be able to obtain on acceptable terms or at all.
In addition to contractual restrictions on the Company’s ability to redeem shares, the Company may also be subject to contractual restrictions on the incurrence of additional indebtedness to finance a redemption. For example, the Company’s existing senior secured credit facility restricts the Company’s ability to incur additional indebtedness. In the event such restrictions prohibited the Company from issuing a promissory note necessary to finance a redemption, the Company would not be able to exercise its redemption rights without a waiver of the restrictions by the requisite consent of members of the lending syndicate, which the Company may not be able to obtain on acceptable terms or at all. As of February 28, 2009, Messrs. Maskatiya and Cucinotta collectively held 19,596,350 shares of our common stock, representing approximately 23.6 percent of our outstanding stock. At an assumed redemption price of $3.91 per share, the closing price on March 18, 2009, the aggregate redemption price to be paid to redeem all of such stock would be $76,621,729.
Vote Required
The affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock on the record date is required to approve the proposed Amendment.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

PROPOSAL 4
APPROVAL OF THE MATERIAL TERMS OF PERFORMANCE GOALS
UNDER THE 2005 STOCK INCENTIVE PLAN
In January 2005, the Company adopted the 2005 Stock Incentive Plan (the “Plan”). The Plan was amended and restated by the Board on February 24, 2009, subject to stockholder approval, to revise the performance conditions upon which performance-based compensation under the Plan may be based and to set per person limits on the number of performance-based awards. As discussed below, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), excludes from its limits on tax deductions income recognized from performance-based awards granted under a plan approved by stockholders. For a plan adopted prior to an initial public offering, approval of the material terms of the performance goals under the plan (which include both the performance conditions upon which performance-based awards under the plan may be based and the per person limits on the number of performance-based awards) must be approved by stockholders no later than the first stockholder meeting that occurs after three calendar years have elapsed following the year in which the initial public offering occurred. In the case of the Plan, the Company must obtain stockholder approval of these terms at the Annual Meeting in order to allow the Company to continue to deduct certain performance-based compensation under the Plan. Following this approval, stockholders will not have to re-approve the material terms of the performance goals for five years. If the stockholders do not approve this proposal, the Plan will remain in effect in its unamended form.
Material Terms of the Performance Goals
Section 162(m) of the Code exempts certain performance-based awards from the $1 million limitation on the amount of compensation that may be deducted by a company in any year with respect to a company’s chief executive officer and each of its three other most highly paid executive officers (excluding the chief financial officer). Section 162(m) requires the establishment of performance conditions under which performance-based compensation is paid and the annual per person limitation on the size of awards. The amended and restated Plan establishes these performance conditions and sets additional per person limits on the size of awards.
Eligibility
Awards other than incentive stock options may be granted to employees, directors and consultants of the Company. Incentive stock options may be granted only to employees of the Company or a parent or subsidiary of the Company.
Performance Conditions
Following stockholder approval of the amended and restated Plan, performance conditions on which the Plan administrator may condition the vesting or payment of performance-based awards under the Plan will be expanded to include: (i) revenue, (ii) gross margin, (iii) operating expense excluding depreciation and amortization and equity expense as a percentage of revenue, (iv) earnings before interest, taxes, depreciation and amortization, (v) earnings before interest and taxes, (vi) pre-tax income, (vii) net income from continuing operations, (viii) earnings per share from continuing operations, (ix) cash earnings per share from continuing operations, (x) return on assets, (xi) return on equity, (xii) return on invested capital, (xiii) leverage ratio, (xiv) fixed charge ratio, (xv) ATM cost, (xvi) new product introduction milestones, (xvii) trading price per share, (xviii) operating margin, (xix) gross margin, (xx) cash flow, (xxi) market share and (xxii) EBITDA adjusted to add back the impact of equity compensation expense.
Per Person Limits
Under the amended and restated Plan, the per person limitation on shares with respect to awards of options and stock appreciation rights granted within a fiscal year is 2,000,000 shares. In connection with the commencement of employment with the Company, a participant may be granted options and stock appreciation rights with respect to an additional 2,000,000 shares.

The per person limitation on shares with respect to awards of restricted stock and restricted stock units granted within a fiscal year, to the extent such awards are intended to be performance-based compensation, is 1,000,000 shares. In connection with the commencement of employment with the Company, a participant may be granted restricted stock and restricted stock units intended to be performance-based compensation with respect to an additional 1,000,000 shares.
New Plan Benefits
As of the date of this Proxy Statement, the Company has not granted any awards subject to stockholder approval of this Proposal 4. The benefits to be received in the future by the Company’s executive officers, directors and employees pursuant to the amended and restated Plan are not determinable at this time.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE MATERIAL TERMS OF
PERFORMANCE GOALS UNDER THE 2005 STOCK INCENTIVE PLAN
General Description of the Amended and Restated 2005 Stock Incentive Plan
A general description of the material terms of the amended and restated Plan is set forth below and is qualified in its entirety by the terms of the amended and restated Plan, a copy of which is attached to this Proxy Statement as Exhibit B and is incorporated herein by reference.
Purpose
The purpose of the Plan is to attract and retain the best available personnel, to provide additional incentives to employees, directors and consultants and to promote the success of the Company’s business.
Types of Awards
The administrator is authorized to issue the following awards under the Plan: stock options, stock appreciation rights, restricted stock, restricted stock units or dividend equivalent rights. The administrator may offer two or more awards in any combination.
Shares Reserved for Issuance
3,841,615 shares of common stock were initially reserved for the grant of stock options and other equity incentive awards under the Plan. On the first business day of each fiscal year, annual increases are added to the Plan equal to the lesser of: (A) 3% of all outstanding shares of Company common stock immediately prior to such increase, (B) a lesser amount determined by the Board, or (C) 3,800,000 shares. As of February 28, 2009, an aggregate of 13,747,786 shares of common stock for the grant of stock options and other equity incentive awards were reserved under the Plan, an aggregate of 14,678,052 shares of common stock had been issued pursuant to stock options and other equity incentive awards under the Plan and an aggregate of 1,595,609 shares of common stock remained available for grants of additional awards.
Administration
The Plan may be administered by the Board or a committee thereof. Presently, the Plan is administered by the Board in consultation with the Compensation Committee. The administrator has the authority to select individuals who are to receive options or other equity incentive awards under the Plan and to specify the terms and conditions of options or other equity incentive awards granted (including whether or not such options are incentive or non-qualified stock options), the vesting provisions, the term and the exercise price. The Plan provides that the Company may grant incentive stock options within the meaning of Section 422 of the Code to employees, including officers and employee directors, and the Company may grant non-qualified stock options to employees and consultants, including non-employee directors.

Terms and Conditions of Awards
The exercise price of incentive stock options granted under the Plan equals the fair market value of Company common stock on the date of grant (except in the case of grants to any person holding more than 10% of the total combined voting power of all classes of Company stock, or any of its parent’s or subsidiaries’ stock, in which case the exercise price shall equal 110% of the fair market value on the date of grant). The exercise price of non-qualified stock options shall not be less than 85% of the fair market value on the date of grant (except as determined by the administrator). Optionees may pay for an exercise in cash or other consideration, including a promissory note, as approved by the administrator.
Unless otherwise provided by the administrator, an award granted under the Plan generally expires 10 years from the date of grant (five years in the case of an incentive stock option granted to any person holding more than 10% of the total combined voting power of all classes of the Company’s stock, or any of its parent’s or subsidiary’s, stock). Awards terminate following the participant’s termination of employment, death or disability as provided in the participant’s award agreement. In addition, awards granted under the Plan are not generally transferable by the participant except by will or the laws of descent and distribution and generally are exercisable during the lifetime of the participant only by such participant.
In the event the Company merges with or into another corporation or disposes of all or substantially all of its assets, or in the event of other transactions in which the Company’s stockholders before the transaction own less than 50% of the total combined voting power of all the Company’s outstanding securities after the transaction, all outstanding awards under the Plan will terminate unless they are assumed or equivalent awards are substituted by the successor corporation or any of its parents or subsidiaries, unless an individual award agreement provides otherwise.
Adjustment Provisions
The maximum number of shares of common stock authorized for issuance, the maximum number of shares of common stock with respect to which options, stock appreciation rights, restricted stock and restricted stock units may be granted to any participant in any fiscal year of the Company, the exercise or purchase price of each outstanding award, as well as any other terms that the administrator determines require adjustment shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Company’s common stock, any other increase or decrease in the number of issued shares of common stock without receipt of consideration by the Company, or as the administrator may determine in its discretion, any other transaction with respect to common stock including a corporate merger, consolidation acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction.
Amendment and Termination of the 2005 Stock Incentive Plan
The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such action shall adversely affect any rights under awards already granted to a participant. In addition, no amendment of the Plan shall be made without the approval of the Company’s stockholders to the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code or the rules of any applicable stock exchange or national market system.
Certain Federal Tax Consequences
The following summary of the federal income tax consequences of transactions under the Plan is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss, state, local or non-U.S. tax consequences.
Non-Qualified Stock Options
The grant of non-qualified stock options under the Plan does not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary income on the difference between the exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

Absent special limitations on exercisability, in the event a non-qualified stock option is granted with an exercise price that is below fair market value or is amended in certain respects, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation on the recipient, plus potential penalties and interest.
Incentive Stock Options
The grant of incentive stock options under the Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercise of incentive stock options (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of shares of common stock acquired upon exercise of incentive stock options, the tax consequences depend upon how long the participant held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.
If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of: (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant’s total compensation is deemed reasonable in amount.
The “spread” under an incentive stock option (i.e., the difference between the fair market value of the shares at exercise and the exercise price) is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares during the same calendar year in which the incentive stock options were exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.
In the event an incentive stock option is amended in certain respects, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation on the recipient, plus potential penalties and interest. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a non-qualified stock option.
Restricted Stock
The grant of restricted stock subjects the recipient to ordinary income equal to the difference between the amount paid for such restricted stock and the fair market value of the shares of restricted stock on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Code to recognize as ordinary compensation income in the year that such restricted stock is granted the amount equal to the difference between the amount paid for such restricted stock and the fair market value on the date of the issuance of such restricted stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition is considered long or short-term capital gain to the recipient. The Section 83(b) election must be made within 30 days from the time the restricted stock is issued.
Restricted Stock Units
Recipients of restricted stock units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted stock units. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.
Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation on the recipient, plus penalties and interest.
Stock Appreciation Rights
Recipients of stock appreciation rights generally do not recognize income until the stock appreciation rights are exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participant normally recognizes taxable ordinary income for federal income tax purposes equal to the amount of cash and the fair market value the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a stock appreciation right. Recipients will recognize gain upon the disposition of any shares received on exercise of a stock appreciation right equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.
A stock appreciation right can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A stock appreciation right that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation on the recipient, plus penalties and interest.
Dividend Equivalent Rights
Recipients of stock-based awards that earn dividend equivalent rights will recognize ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the individual’s total compensation is deemed reasonable in amount.

PROPOSAL 5

ADJOURNMENT
In the event that the Company does not have sufficient votes to approve and adopt the Amendment at the Annual Meeting, the Company intends to adjourn the meeting to permit further solicitation of proxies.
If a quorum is not present at the Annual Meeting, or if an insufficient number of shares of the Company’s Common Stock are voted in favor of the Amendment, the Company likely will propose to adjourn the Annual Meeting until a later time and/or date to allow time to solicit additional proxies needed to establish a quorum or additional votes needed to approve the Amendment. In that event, either the chair of the meeting will adjourn the meeting or a proposal would be submitted to voting by the stockholders represented at the Annual Meeting to adjourn the Annual Meeting and reconvene it at a later date.
If you vote in favor of this proposal, you will authorize the proxy holders to vote your shares in favor of one or more adjournments of the Annual Meeting to allow additional time to solicit votes needed to approve the Amendment. Abstentions and broker non-votes will have the effect of a vote against Proposal 3.
If the Company adjourns the Annual Meeting, the Company will not give notice of the time and place of the adjourned meeting other than by an announcement of such time and place at the Annual Meeting unless the adjournment is for more than 30 days.
Vote Required
The holders of a majority of the shares which are present at the Annual Meeting, either in person or represented by proxy, may approve an adjournment of the Annual Meeting.
THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to the Company with respect to the beneficial ownership as of February 28, 2009, (except as otherwise noted in the footnotes to the table) by (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s Common Stock, (ii) each director and nominee, (iii) the Named Executive Officers (as defined in the “Executive Compensation” section below), and (iv) all current directors and executive officers as a group.
As of February 28, 2009, excluding shares of stock held in treasury by the Company, 76,937,863 shares of the Company’s Common Stock were outstanding. The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission (“SEC”) governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest. Unless otherwise noted the address of each beneficial owner in the table is 3525 East Post Road, Suite 120, Las Vegas, Nevada 89120.

	Number of Shares
	Beneficially Owned
Name	Number	Percentage
Directors and Named Executive Officers
Karim Maskatiya (1)	9,835,275	12.78%
Robert Cucinotta (2)	9,761,075	12.69%
Walter G. Kortschak (3)	16,532,478	21.48%
Charles J. Fitzgerald (4)	16,532,478	21.48%
Scott Betts (5)	734,999	1.0%
E. Miles Kilburn (6)	318,750	*
Geoff Judge (7)	139,749	*
Fred C. Enlow (8)	136,666	*
Patrick Olson (9)	56,916	*
Kathryn S. Lever (10)	178,008	*
Kurt Sullivan (11)	173,530	*
George Gresham (12)	187,083	*
Stephen Lazarus (13)	150,951	*
Mark Labay (14)	157,083	*
Directors and executive officers as a group (16 persons) (15)	38,684,959	48.77%
Persons owning more than 5% of the Company’s common stock
Summit Partners (16)	16,532,478	21.49%
ValueAct SmallCap Master Fund, L.P. (17)	7,369,174	9.58%
Wells Fargo & Company (18)	5,430,880	7.06%

*	Less than 1%

(1)
As reported on Amendment No. 1 to Schedule 13G/A, filed February 12, 2009, Karim Maskatiya, has the sole power to vote or to direct the vote of 9,835,275 shares and sole power to dispose or direct the disposition of 9,835,275 shares.

(2)
As reported on Amendment No. 1 to Schedule 13G/A, filed February 12, 2009, Robert Cucinotta, has the sole power to vote or to direct the vote of 9,761,075 shares and sole power to dispose or direct the disposition of 9,761,075 shares.

(3)
Consists of 16,498,478 shares held by Summit Partners and 34,000 shares of restricted stock granted to Mr. Fitzgerald, subject to vesting restrictions, which may be beneficially owned by Summit Partners. Mr. Kortschak disclaims beneficial ownership of these shares except to the extent of his pecuniary interest. Mr. Kortschak’s address is c/o Summit Partners, L.P., 499 Hamilton Avenue, Suite 200, Palo Alto, California 94301.

(4)
As reported on Form 4/A, filed March 5, 2009, and Form 13F filed February 5, 2009, Mr. Fitzgerald’s beneficial ownership includes (a) 34,000 shares of common stock subject to vesting restrictions and (b) 16,498,478 shares held by Summit Partners, respectively. Mr. Fitzgerald disclaims beneficial ownership of 16,532,478 shares except to the extent of his pecuniary interest. Mr. Fitzgerald’s address is c/o Summit Partners, L.P., 499 Hamilton Avenue, Suite 200, Palo Alto, California 94301.

(5)	Includes (a) 200,000 shares of common stock subject to vesting restrictions and (b) options to purchase 499,999 shares of common stock exercisable within 60 days of February 28, 2009.

(6)	Includes (a) 58,008 shares of common stock subject to vesting restrictions and (b) options to purchase 145,833 shares of common stock exercisable within 60 days of February 28, 2009.

(7)	Includes (a) 38,585 shares of common stock subject to vesting restrictions and (b) options to purchase 93,749 shares of common stock exercisable within 60 days of February 28, 2009.

(8)	Includes (a) 38,585 shares of common stock subject to vesting restrictions and (b) options to purchase 91,666 shares of common stock exercisable within 60 days of February 28, 2009.

(9)	Includes (a) 34,000 shares of common stock subject to vesting restrictions and (b) options to purchase 22,916 shares of common stock exercisable within 60 days of February 28, 2009.

(10)	Includes (a) 57,145 shares of common stock subject to vesting restrictions and (b) options to purchase 110,937 shares of common stock exercisable within 60 days of February 28, 2009.

(11)	Includes (a) 58,008 shares of common stock subject to vesting restrictions and (b) options to purchase 143,750 shares of common stock exercisable within 60 days of February 28, 2009.

(12)	Includes (a) 50,000 shares of common stock subject to vesting restrictions and (b) options to purchase 102,083 shares of common stock exercisable within 60 days of February 28, 2009.

(13)	Includes (a) 51,935 shares of common stock subject to vesting restrictions and (b) options to purchase 93,750 shares of common stock exercisable within 60 days of February 28, 2009.

(14)	Includes (a) 25,733 shares of common stock subject to vesting restrictions and (b) options to purchase 114,583 shares of common stock exercisable within 60 days of February 28, 2009.

(15)
Includes: (a) 751,132 shares of Common Stock held by current executive officers and directors subject to further vesting restrictions and (b) options to purchase an aggregate of 1,630,723 shares of Common Stock held by the current executive officers and directors which are currently exercisable or will be exercisable within 60 days of February 28, 2009.

(16)
As reported on Amendment No. 2 to Schedule 13G, filed February 14, 2008 and Form 13F filed February 5, 2009, includes 16,498,478 shares held by Summit Ventures VI-A, L.P., Summit Ventures VI-B, L.P., Summit VI Advisors Fund, L.P., Summit VI Entrepreneurs Fund, L.P. and Summit Investors VI, L.P. Also, includes 34,000 shares of restricted stock, subject to vesting restrictions, granted to Mr. Fitzgerald, as reported on Form 4/A filed on March 5, 2009, which shares may be beneficially owned by Summit Partners. Summit Partners, L.P. is the managing member of Summit Partners VI (GP), LLC, which is the general partner of Summit Partners VI (GP), L.P., which is the general partner of each of Summit Ventures VI-A, L.P., Summit Ventures VI-B, L.P., Summit VI Advisors Fund, L.P., Summit VI Entrepreneurs Fund, L.P. and Summit Investors VI, L.P. Summit Partners, L.P. has voting and dispositive authority over the shares held by each of these entities and therefore may beneficially own such shares. Each of Summit Partners, L.P., Summit Partners VI (GP), LLC, Summit Partners VI (GP), L.P. and Summit Master Company, LLC, which is the general partner of Summit Partners, L.P., disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest. The address for each of these entities is 499 Hamilton Avenue, Suite 200, Palo Alto, California 94301.

(17)
As reported on Amendment No. 2 to Schedule 13D, filed November 25, 2008, includes 7,369,174 shares held by (a) ValueAct SmallCap Master Fund, L.P., (b) VA SmallCap Partners, LLC, (c) ValueAct SmallCap Management, L.P., (d) ValueAct SmallCap Management, LLC and (e) David Lockwood. David Lockwood is the managing member, principal owner and controlling person of (b) and (d). Shares reported as beneficially owned by ValueAct SmallCap Master Fund, L.P. are also reported as beneficially owned by (i) ValueAct SmallCap Management, LLC as the manager of such investment partnership, (ii) ValueAct SmallCap Management LLC, as General Partner of ValueAct SmallCap Management, L.P., (iii) David Lockwood, as a controlling person of VA SmallCap Partners, L.P. and ValueAct SmallCap Management LLC and (iv) VA SmallCap Partners, as General Partner of ValueAct SmallCap Master Fund, L.P.. VA SmallCap Partners, L.P., ValueAct SmallCap Management, LLC and David Lockwood also, directly or indirectly, owns interests in one or more than one of the partnerships. Unless otherwise indicated below, by reason of such relationships ValueAct SmallCap Master Fund, L.P. is reported as having shared power to vote or to direct the vote, and shared power to dispose or direct the disposition of, such shares of Common Stock, with VA SmallCap Partners, L.P., ValueAct SmallCap Management L.P., ValueAct SmallCap Management, LLC and David Lockwood. The address for each of these entities is 435 Pacific Avenue, Fourth Floor, San Francisco, CA 94113.

(18)
As reported on Schedule 13G, filed January 30, 2009, includes 5,430,880 shares held by Wells Fargo & Company on its own behalf and on behalf of the following subsidiaries: a) Wells Capital Management Incorporated, b) Wells Fargo Funds Management, LLC, c) Wells Fargo Bank, National Association, d) Wells Fargo Investments, LLC, e) Evergreen Investment Management, LLC and f) Wachovia Bank, National Association. Wells Fargo & Company has the sole voting power as to 3,926,012 shares of Common stock, the sole dispositive power as to 5,416,370 shares of Common Stock and shared dispositive power as to 14,510 shares of Common Stock. The address for each of these entities is 420 Montgomery Street, San Francisco, CA 94163.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Objectives of Compensation Policies. The principal objective of the Company’s executive compensation policies is to align the executives’ incentives with the achievement of the Company’s strategic goals, which are in turn designed to enhance stockholder value. In order to achieve that objective, the Company’s executive compensation policies must help the Company attract and retain key personnel who possess the necessary leadership and management skills, motivate key employees to achieve specified goals and ensure that compensation provided to key employees is both fair and reasonable in light of performance and competitive with the compensation paid to executives of similarly situated companies.
The Compensation Committee has the responsibility to approve the overall compensation strategy, administer the Company’s annual and long-term compensation plans, and make all decisions with respect to executive compensation. The Compensation Committee is responsible for establishing, implementing and continually monitoring adherence with the objectives described above.
Design of Compensation Policies. The Company’s executive compensation policies are designed to reward executives in a manner that is proportionate to the achievement of, or performance above, established goals. These goals may be expressed in terms of Company-wide performance, operating segment performance or individual performance, and their achievement may be measured by either operating metrics or financial metrics. Although not preferred by the Compensation Committee, in certain cases, the achievement of goals may be subjective in nature. Where an individual executive has responsibility for a particular business segment, the performance goals of that individual are heavily weighted toward the operational performance of that business segment. Where an individual executive has broader corporate responsibility, the goals are tailored to his or her objectives for the period. Goals may be annual or longer term in nature; correspondingly, elements of compensation may be annual (i.e. base salaries and bonuses) or longer term in nature (i.e. stock-based compensation and incentives). For fiscal 2009, Company intends to administer a policy of rewarding executives with a cash bonus, approximately one half of which is tied to the performance of his or her functional area of responsibility and approximately one half of which is tied to the Company’s revenue and cash earnings per share.
Elements of Executive Compensation. The Compensation Committee evaluates both performance and compensation to ensure that executive compensation is serving the objectives of attracting, retaining and motivating key executives, including the senior key executive officers identified in the Summary Compensation Table below (the “Named Executive Officers”). To that end, the Compensation Committee believes executive compensation packages provided by the Company to its key executives should include both cash and stock-based compensation and incentives. Under the Company’s executive compensation policies, cash compensation consists of an annual base salaries and bonuses, and stock-based compensation and incentives are consist of stock options or awards of restricted stock.
Base Salaries and Bonuses. We want to provide our key executives with base salaries that provide an appropriate level of assured cash compensation that is sufficient to retain their services. The base salary of each executive officer is determined based upon his or her position, responsibility, qualifications and experience, and reflects consideration of both external comparison to available market data and internal comparison to other executive officers, as well as the individual performance of the executive in the prior period. Base salary amounts are initially determined through the recruitment process and are typically reconsidered annually as part of the Company’s performance review process. The amounts of the base salaries paid to Messrs. Betts and Gresham and Ms. Lever and Ms. Ellis are fixed pursuant to the terms of their written employment agreements with the Company. Amounts paid to named executive officers as base salaries are included in the column captioned “Salary ($)” in the Summary Compensation Table below.
We believe that cash incentive bonuses can serve to motivate executive officers to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock-based compensation. In addition to earning base salaries, each of our named executive officers is eligible to receive a bonus in an amount based upon performance criteria mutually agreed upon by the executive and Board. In the case of bonuses to be paid to named executive officers other than our chief executive officer, the amount of such bonuses are determined in consultation with the chief executive officer and other members of management. The Compensation Committee reviews and approves bonus amounts. The amounts of bonuses are most heavily influenced by the extent to which established goals are achieved or exceeded. In determining bonus amounts, the Board may take into account subjective considerations including the executive’s level of responsibility, individual performance, contributions to the Company’s success, Company performance, market data and other factors such as competitive or retention concerns. For example, bonuses paid to executive officers in respect of fiscal 2008 performance were based upon the following: approximately 50% of the amount of each bonus was based on the achievement of targets personal to the recipient, apporoximately 25% of the amount of each bonus was based on the Company’s achievement of a revenue target and approximately 25% of the amount of each bonus was based upon the Company’s achievement of an earnings before interest, taxes, depreciation and amortization target. The bonuses paid to executive officers in respect of 2008 performance were in an aggregate amount equal to 89% of the aggregate amount of target bonuses for such executives. Amounts paid to named executive officers as bonuses are included in the column captioned “Non-Equity Incentive Plan Compensation ($)” in the Summary Compensation Table below.

Stock-Based Compensation and Incentives. We believe that the award of stock-based compensation and incentives is an effective way of aligning the executives’ interests with the goal of enhancing stockholder value. To that end, stock options and awards of restricted stock may be granted to executives and other employees under the Company’s 2005 Stock Incentive Plan. The Compensation Committee is authorized to approve the grant of stock options and awards of restricted stock to employees other than executive officers within ranges prescribed by the Board. The approval of the Board is required for the grant of stock options or awards or restricted stock to executive officers or to employees other than executive officers if in excess of the ranges prescribed by the Board.
Because of the direct relationship between the value of an option or restricted stock award, on the one hand, and the stock price, on the other, we believe that stock options and restricted stock awards motivate executives to manage the Company’s business in a manner that is consistent with stockholder interests. Stock option and restricted stock grants are intended to focus the attention of the recipient on the Company’s long-term performance which we believe results in improved stockholder value. Through the grant of stock options and restricted stock grants that vest over time, we can align executives’ interests with the long-term interests of our stockholders who seek appreciation in the value of our common stock. To that end, the stock options and restricted stock awards that we grant to executives typically vest and become fully-exercisable over a four-year period, subject, in certain cases, to accelerated vesting upon the occurrence of certain events such as termination of employment without cause or changes in control of the Company. The grant of stock options and restricted stock awards also provides significant long-term earnings potential in a competitive market for executive talent.
In the past, we have typically granted stock options to executives shortly following the commencement of their employment, and restricted stock awards as part of our regular performance review process. Our policy is to award stock options with an exercise price equal to the closing price of our stock on the New York Stock Exchange on the date of grant. The principal factors considered in granting stock options or restricted stock awards to executives are prior performance, level of responsibility, the amounts of other compensation attainable by the executive and the executive’s ability to influence the Company’s long-term growth and profitability. However, the 2005 Stock Incentive Plan does not provide any quantitative method for weighing these factors and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as anticipated future performance.
The compensation associated with stock options and restricted stock awards granted to named executive officers as are included in the Summary Compensation Table and other tables below.
Retirement Plans. We have established and maintain a retirement savings plan under Section 401(k) of the Internal Revenue Code of 1986 (the “Code”) to cover our eligible employees, including our executive officers. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a tax deferred basis through contributions to the 401(k) plan. Our 401(k) plan is intended to constitute a qualified plan under Section 401(a) of the Code and its associated trust is intended to be exempt from federal income taxation under Section 501(a) of the Code. We make contributions to the 401(k) plan for the benefit of certain executive officers.
Severance Benefits and Change in Control Payments. In order to retain the ongoing services of certain of the named executive officers, we have provided the assurance and security of severance benefits and change in control payments. As described more fully below under the caption “Employment Contracts, Termination of Employment and Change in Control Arrangements,” certain of the named executive officers are entitled to the payment of salary continuation and the payment of target bonus amounts in the event of the termination of employment without cause, payment of severance payments and tax “gross up” payments in the event of the termination of employment without cause within 12 months after a change in control of the Company and accelerated vesting of stock options and restricted stock awards in such events. Our employment agreements with such named executive officers also provide for continued health and other welfare benefits following termination of employment. We believe that these severance benefits and change in control payments reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time, and that providing such benefits should eliminate, or at least reduce, the reluctance of senior executives to pursue potential change in control transactions that may be in the best interests of stockholders. We believe that these benefits are appropriate in size relative to the overall value of the Company.

Other Compensation Plans. The Company has adopted general employee benefit plan in which named executive officers are permitted to participate on parity with other employees. The named executive officers, together with other executives, are entitled to reimbursement of certain out-of-pocket payments incurred for health care.
Other Perquisites. We annually review the perquisites that our named executive officers receive. During 2008, the Company paid for executive housing for Mr. Betts and his family in the aggregate amount of $14,000. During 2008, Mr. Gresham received perquisites in the aggregate of $136,168 which included (i) tax gross-up payments related to his signing bonus in the aggregate amount of $65,911, (ii) relocation expenses in the aggregate amount of 38,588, (iii) tax gross-up payments related to relocation expenses in the aggregate amount of $19,879 and (iv) the Company paid for executive housing for Mr. Gresham and his family in the aggregate amount of $11,800. These amounts are reflected in the column captioned “All Other Compensation ($)” in the Summary Compensation Table below.
Summary Compensation Table
The following table sets forth certain information concerning compensation of each Named Executive Officer during the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006:

						Non-Equity
Name and				Stock	Option	Incentive Plan		All Other
Principal				Awards	Awards ($)	Compensation		Compensation		Total
Position	Year	Salary ($)		($) (1) (2)	(1)(3)	($)		($)		($)
Scott Betts	2008	$450,500			$1,414,928	$200,087	(5)	$18,500	(6)	$2,084,015
Principal	2007	$57,115	(7)		$4,133,462	$37,603	(8)			$4,228,180
Executive Officer (4)
George Gresham	2008	$302,888	(10)		$210,000	$241,614	(11)	$143,750	(12)	$898,252
Principal Financial Officer (9)
Kathryn S. Lever	2008	$275,000		$89,686	$251,898	$123,475	(13)			$740,059
Executive Vice	2007	$220,000		$164,000		$110,000	(14)	$12,561	(15)	$506,561
President and	2006	$220,000		$190,688		$110,000	(14)	$19,254	(16)	$539,942
General Counsel
Kurt Sullivan	2008	$198,473		$105,915	$296,007	$58,423	(18)	$14,269	(19)	$673,087
Executive Vice	2007	$189,231		$164,000		$66,500	(20)	$22,002	(21)	$441,733
President, Check and Central Credit Services (17)
Stephen Lazarus	2008	$261,539		$26,996	$207,356	$140,564	(23)			$636,455
Executive Vice President, Sales (22)
Mark Labay	2008	$206,769		$95,047	$260,334	$113,477	(25)			$675,627
Vice President,	2007	$160,192			$626,003	$92,987	(25)			$881,182
Finance and Controller (24)

(1)
See Note 2 to our combined and consolidated financial statements for the years ended December 31, 2006, December 31, 2007 and December 31, 2008, respectively, contained in our Annual Report on Form 10-K for the year ended December 31, 2006, December 31, 2007 and December 31, 2008, respectively, for a discussion of all assumptions made in connection with the computation of these values.

(2)
Stock awards consist of restricted stock for 2006, 2007 and 2008. Amounts shown do not reflect compensation actually received by each Named Executive Officer. The amounts shown represent expense recognized in the 2008 consolidated financial statements in accordance with SFAS 123(R), excluding any assumption for future forfeitures. All other assumptions used to calculate the expense amounts are set forth in Note 2 to the 2008 consolidated financial statements.

(3)
Amounts shown do not reflect compensation actually received by the Named Executive Officer. The amounts shown reflect expense recognized in the 2008 consolidated financial statements in accordance with SFAS 123(R), excluding the assumption for future forfeitures.

(4)	New addition to the Summary Compensation Table in 2007; prior year information is not required.

(5)	Represents the amount of cash bonus earned for performance during fiscal year 2008, but paid in fiscal year 2009.

(6)
Includes (i) payments of $14,000 for executive housing made by the Company on behalf of Mr. Betts during fiscal 2008 and (ii) contributions made by the Company of $4,500 under its 401(k) plan for the benefit of Mr. Betts during fiscal year 2008.

(7)	Represents compensation paid to Mr. Betts from October 31, 2007 through December 31, 2007.

(8)	Represents a pro-rata amount of the aggregate cash bonus Mr. Betts was entitled to for fiscal year 2007.

(9)	New addition to the Summary Compensation Table in 2008; prior year information is not required.

(10)	Represents compensation paid to Mr. Gresham from February 25, 2008 through December 31, 2008.

(11)
Represents (i) the aggregate signing cash bonus Mr. Gresham was entitled to receive in the fiscal year 2008 and (ii) the amount of cash bonus earned for performance during fiscal year 2008, but paid in fiscal year 2009.

(12)
Includes (i) $65,911 for tax-gross up related to Mr. Gresham’s signing bonus, (ii) $38,588 for relocation expenses, (iii) $19,879 for tax-gross up related to Mr. Gresham’s relocation expenses, (iii) payments of $11,800 for executive housing made by the Company on behalf of Mr. Gresham during fiscal year 2008 and (iv) contributions made by the Company of $7,572 under its 401(k) plan for the benefit of Mr. Gresham during fiscal year 2008.

(13)	Represents the amount of cash bonus earned for performance during fiscal year 2008, but paid in fiscal year 2009.

(14)	Represents the amount of a cash bonus paid for performance during fiscal year 2006 and 2007.

(15)
Includes (i) contributions made by the Company of $7,750 under its 401(k) plan for the benefit of Ms. Lever in fiscal year 2007, (ii) reimbursement of $4,752 of out-of-pocket health care expenses in fiscal year 2007 and (iii) $59 in expenses incurred by the Company in 2006 but paid in 2007 in connection with Ms. Lever’s immigration status.

(16)
Includes (i) contributions made by the Company of $7,500 under its 401(k) plan for the benefit of Ms. Lever in fiscal year 2006, (ii) reimbursement of $5,026 of out-of-pocket health care expenses in fiscal year 2006 and (iii) $6,728 in expenses incurred by the Company in connection with Ms. Lever’s immigration status in fiscal year 2006.

(17)	New addition to the Summary Compensation Table in 2007; prior year information is not required.

(18)	Represents a cash bonus earned for performance during fiscal year 2008, but paid in 2009.

(19)	Includes (i) contributions made by the Company of $7,490 under its 401(k) plan for the benefit of Mr. Sullivan and (ii) reimbursement of $6,779 of out-of-pocket health care expenses.

(20)	Represents a cash bonus earned during fiscal year 2007.

(21)
Includes (i) contributions made by the Company of $7,750 under its 401(k) plan for the benefit of Mr. Sullivan and (ii) reimbursement of $14,252 of out-of-pocket health care expenses in fiscal year 2007.

(22)	New addition to the Summary Compensation Table in 2008; prior year information is not required.

(23)	Represents (i) sales commissions of $28,814 paid to Mr. Lazarus during fiscal year 2008 and (ii) a cash bonus earned for performance during fiscal year 2008, but paid in 2009.

(24)	New addition to the Summary Compensation Table in 2007; prior year information not required.

(25)	Represents (i) a cash bonus earned for performance during fiscal year 2008, but paid in 2009 and (ii) a cash bonus paid for performance during fiscal year 2007.
Grants of Plan Based Awards in 2008
The following table sets forth certain information concerning grants of awards made to each Named Executive Officer during the fiscal year ended December 31, 2008:

		All Other Option Awards:		Exercise or Base	Grant Date Fair
		Number of Securities		price of Option	Value of
	Grant	Underlying Options		Awards	Stock and Option
Name	Date	(#)		($/Sh)	Awards
Scott Betts	2/07/2008	500,000	(1)	$6.87	$1,664,943

George Gresham	2/25/2008	350,000	(1)	$6.01	$1,006,479

Kathryn S. Lever	2/07/2008	150,000	(1)	$6.87	$499,483

Kurt Sullivan	2/07/2008	150,000	(1)	$6.87	$499,483

Stephen Lazarus	2/07/2008	150,000	(1)	$6.87	$499,483

Mark Labay	2/07/2008	150,000	(1)	$6.87	$499,483
	5/01/2008	20,000	(1)	$6.00	$62,445

(1)	Represents options to purchase shares under the Company’s 2005 Stock Incentive Plan which vest over time subject to the continued employment of the recipient.

(2)	The amounts shown represent the grant date fair value of each equity award computed in accordance with FAS 123(R)
Employment Contracts, Termination of Employment and Change in Control Arrangements
Employment Agreements
Betts Employment Agreement
The Company is a party to an employment agreement with Mr. Betts dated October 31, 2007, as amended by that certain Amendment No. 1 to Employment Agreement dated August 11, 2008 (the “Betts Agreement”), wherein Mr. Betts is an at-will employee and will receive an initial base salary of $450,000.00 with such salary subject to annual review by the Board of Directors commencing on January 1, 2009. Additionally, Mr. Betts is eligible for a discretionary bonus in an amount up to fifty (50%) of his then current base salary based upon satisfaction of certain performance criteria or goals as are mutually agreed upon by Mr. Betts and the Company. In addition, the Betts Agreement provided Mr. Betts upon approval by the Board of Directors of the Company the option to purchase 1,000,000 shares of common stock pursuant to the 2005 Stock Incentive Plan (the “Notice of Stock Option Award and Option Award Agreement”). The Notice of Stock Option Award and Option Award Agreement were entered into by Mr. Betts and the Company on October 31, 2007. In addition, during each of the first eighteen (18) months of Mr. Betts’ employment with the Company, the Company shall reimburse Mr. Betts for all reasonable out-of-pocket expenses that his wife incurs in the course of traveling to the Las Vegas metropolitan area not more frequently than once per month for the purpose of preparing for the relocating of Mr. Betts’ principal residence to the Las Vegas metropolitan area. Such reimbursements shall be in accordance with the Company’s travel policies. The Company will also reimburse Mr. Betts’ for up to $200,000 in documented expenses incurred in the course of selling his current home and relocating his principal residence to the Las Vegas metropolitan area. The Betts Agreement also entitles Mr. Betts to participate in the Company’s group medical, dental, life insurance, 401(k), deferred compensation or other benefit plans and programs on the same terms and conditions as other members of the Company’s senior executive management. In addition, Mr. Betts is also entitled to certain termination and/or severance payments pursuant to the Betts Agreement. Specifically, the Betts Agreement entitles Mr. Betts to receive his then current base salary for a period of twelve (12) months if Mr. Betts is terminated by the Company without Cause (as defined in the Betts Agreement) or Mr. Betts terminates his employment for Good Reason (as defined in the Betts Agreement). Mr. Betts’ severance benefits are conditioned upon him executing releases in favor of the Company. Additionally, the Company shall pay Mr. Betts all base salary due and owing and all other accrued but unpaid benefits (including accrued vacation) through the last day Mr. Betts actually worked prior to his termination by the Company without Cause or Mr. Betts’ termination of his employment for Good Reason. Additionally, if the termination occurs after the first anniversary of the effective date of the Betts Agreement, Mr. Betts is entitled to receive a bonus in the amount of fifty percent (50%) of his then-current base salary, payable in equal installments concurrent with the continued salary payments. Mr. Betts’ employment agreement also contains a non-competition and non-solicitation provisions each lasting two years after termination of Mr. Betts’ employment. The Betts Agreement also permits the Company to delay the payment of any amount or provision of benefits under the agreement to the extent necessary to comply with Section 409A of the Code.
Gresham Employment Agreement
The Company is a party to an employment agreement with Mr. Gresham dated February 25, 2008 (the “Gresham Agreement”), wherein Mr. Gresham is entitled to receive an annual base salary of $375,000 and is eligible for a discretionary annual bonus in an amount of up to 75% of his then current base salary depending upon the achievement of certain performance criteria and goals to be determined. The target amount of the discretionary bonus, assuming the achievement of performance criteria and goals, is 50% of his then current base salary. Mr. Gresham also received a one-time signing bonus of $100,000, grossed up for all applicable taxes, that is repayable in the event that he voluntarily resigns during the first year of his employment. In addition, the Gresham Agreement provided Mr. Gresham upon approval by the Board of Directors of the Company the option to purchase 350,000 shares of common stock pursuant to the 2005 Stock Incentive Plan (the “Notice of Stock Option Award and Option Award Agreement”). The Notice of Stock Option Award and Option Award Agreement were entered into by Mr. Gresham and the Company on February 25, 2008. In the Gresham Agreement, the Company has agreed to provide Mr. Gresham with furnished corporate housing in the Las Vegas metropolitan area for six months and will pay the costs of either Mr. Gresham commuting back to his home in Arizona on weekends or Mr. Gresham’s family traveling to Las Vegas once each month during the first six months of his employment. The Company has also agreed to pay the costs of Mr. Gresham’s relocation to the Las Vegas metropolitan area, certain costs associated with Mr. Gresham selling his home in Arizona and certain costs associated with Mr. Gresham purchasing a home in the Las Vegas metropolitan area. The Gresham Agreement also entitles Mr. Gresham to participate in the Company’s group medical, dental, life insurance, 401(k), deferred compensation or other benefit plans and programs on the same terms and conditions as other members of the Company’s senior executive management. In addition, Mr. Gresham is entitled to receive certain termination and/or severance payments pursuant to the Gresham Agreement. Specifically, the Gresham Agreement entitles Mr. Gresham to receive his then current base salary for a period of twelve (12) months if Mr. Gresham is terminated by the Company without Cause (as defined in the Gresham Agreement) or Mr. Gresham terminates his employment for Good Reason (as defined in the Gresham Agreement). Mr. Gresham’s severance benefits are conditioned upon him executing releases in favor of the Company. Additionally, the Company shall pay Mr. Gresham all base salary due and owing and all other accrued but unpaid benefits (including accrued vacation) through the last day Mr. Gresham actually worked prior to his termination by the Company without Cause or Mr. Gresham’s termination of his employment for Good Reason. Additionally, if the termination occurs after the first anniversary of the effective date of the Gresham Agreement, Mr. Gresham is entitled to receive a bonus in the amount of fifty percent (50%) of his then-current base salary, payable in equal installments concurrent with the continued salary payments. Mr. Gresham’s employment agreement also contains a non-competition and non-solicitation provisions each lasting two years after termination of Mr. Gresham’s employment. The Gresham Agreement also permits the Company to delay the payment of any amount or provision of benefits under the agreement to the extent necessary to comply with Section 409A of the Code.

Lever Employment Agreement
The Company is party to an employment agreement with Ms. Lever dated September 12, 2005, as amended by that certain Amendment No. 1 to Employment Agreement dated March 16, 2006 and that certain Amendment No. 2 to Employment Agreement dated August 11, 2008 (the “Lever Agreement”), for a term of three years starting in September 2005, at a base annual salary of $220,000 and eligibility for a discretionary bonus in an amount to be determined by the Board in consultation with the Company’s Chief Executive Officer. In addition, the Lever Agreement provides Ms. Lever with a pro rated partial target bonus equal to one-half of her base salary for the year in which her employment is terminated, one year’s salary continuation and a target bonus equal to one-half of her base salary in the event her employment is terminated without cause. Ms. Lever’s severance benefits are conditioned upon her executing releases in favor of the Company and agreeing to a noncompetition covenant lasting for two years after termination of her employment. The Lever Agreement was amended to permit the Company to delay the payment of any amount or provision of any benefits under the agreement to the extent necessary to comply with Section 409A of the Code.
Ellis Employment Agreement
The Company is party to an employment agreement with Ms. Ellis dated (the “Ellis Agreement”), wherein Ms. Ellis is entitled to receive an annual base salary of $275,000 and is eligible for a discretionary annual bonus in an amount of up to 75% of her then current base salary depending upon the achievement of certain performance criteria and goals to be determined. The target amount of the discretionary bonus, assuming the achievement of performance criteria and goals, is 50% of her then current base salary. In the event of the termination of Ms. Ellis’ employment without cause, she is entitled to receive six months base salary and a bonus in an amount of 50% of six months base salary. Under the terms of the Ellis Agreement, the Company has agreed to provide Ms. Ellis with furnished corporate housing in the Las Vegas metropolitan area and will pay the costs of Ms. Ellis commuting back to her home in Colorado on weekends. In connection with her appointment to office, Ms. Ellis was granted an option under the Company’s 2005 Stock Incentive Plan to purchase an aggregate of 100,000 shares of common stock of the Company. Subject to Ms. Ellis’ continued employment with the Company, the option will vest over a four-year period.
The Company does not have written employment agreements with any of the Company’s other executive officers or employees.
The following table sets forth the estimated payments and benefits to the Named Executive Officers based upon (A) a hypothetical termination without cause of each such executive’s employment on December 31, 2008 that is not in connection with a change in control of us, (B) a hypothetical change in control of us on December 31, 2008, and (C) a hypothetical termination without cause of each executive’s employment on December 31, 2008 in connection with a change in control of us:

	Mr. Betts	Mr. Gresham	Ms. Lever	Mr. Sullivan	Mr. Lazarus	Mr. Labay

Termination without cause

Salary continuation and bonus	$675,000	$562,000	$427,500	—	—	—

Lump sum severance payments	—	—	$142,500	23,078	34,615	24,000

Accelerated vesting of stock options and restricted stock (1)	—	—	—	—	—	—

Continued group medical coverage (2)	$17,404	$21,921	$17,404	—	—	—

Change in control

Accelerated vesting of stock options and restricted stock (1)	—	—	—	—	—	—

Termination without cause in connection with change in control

Accelerated vesting of stock options and restricted stock (1)	—	—	$19,312	$21,739	$5,460	$28,908

(1)
The value attributed to the hypothetical acceleration of the vesting of any equity-based awards held by an Executive is determined by (i) multiplying the number of restricted stock unit awards accelerated by $2.22 (the closing price of the Company’s common stock on December 31, 2008). No value has been assumed to result from the acceleration of stock options as their were no stock options outstanding at December 31, 2008 with an exercise price below the closing price of the company’s stock on December 31, 2008. The equity awards held by the Named Executive Officers that are subject to possible acceleration are described as unexerciseable or not vested in the table entitled “Outstanding Equity Awards at December 31, 2008” appearing earlier in this proxy statement.

(2)	Estimated value of continued coverage under group health insurance plans through the end of respective employment agreement.
Indemnification Agreements
The Company has entered into indemnification agreements with each of its directors and executive officers. The indemnity agreements provide, among other things, that the Company will indemnify its directors and officers under the circumstances and to the extent provided therein, for expenses, damages, judgments, fines and settlements each may be required to pay in actions or proceedings which either of them may be made a party by reason of their positions as a director or other agent of the Company or any of its subsidiaries, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.
Acceleration of Vesting of Stock Options and Restricted Stock Bonus Agreements
The agreements pursuant to which the Company granted stock options and shares of restricted stock to Messrs. Betts, Gresham, Dowty, Lazarus, Sullivan and Labay and Ms. Lever and Ms. Ellis provide for full acceleration of vesting of the portions of the stock options and restricted stock awards that are neither assumed nor replaced by a successor corporation after an acquisition of the Company. The agreements pursuant to which the Company granted stock options and shares of restricted stock to Messrs. Betts and Gresham provide for full acceleration of vesting upon an acquisition or change of control of the Company. The agreements pursuant to which the Company granted stock options and shares of restricted stock to Messrs. Dowty, Lazarus, Sullivan and Labay and Ms. Lever and Ms. Ellis provide for the acceleration of vesting of 50% of the unvested portions of the stock options and restricted stock awards in the event that the relevant executive’s employment is terminated without cause within 18 months after an acquisition or change of control of the Company.

Outstanding Equity Awards at December 31, 2008
The following table sets forth certain information concerning unexercised options, stock that has not vested and equity incentive plan awards for each Named Executive Officer outstanding as of the end of the fiscal year ended December 31, 2008:

	Option Awards						Stock Awards
	Number of		Number of
	Securities		Securities
	Underlying		Underlying				Number of		Market Value of
	Unexercised		Unexercised		Option		Shares or Units		Shares or Units
	Options		Options		Exercise	Option	of Stock That		of Stock That
	(#)		(#)		Price	Expiration	Have Not Vested		Have Not Vested
Name	Exercisable		Unexercisable		($)	Date	(#)		($)
Scott Betts	291,666	(1)	708,334		$9.99	10/31/2017	—		—
	—		500,000	(2)	$6.87	02/07/2018	—		—
George Gresham	—		350,000	(3)	$6.01	02/25/2018	—		—
Kathryn S. Lever	—		150,000	(4)	$6.87	02/07/2018	—		—
	60,937	(5)	14,063		$13.99	09/12/2015	—		—
	—		—		—	—	3,282	(6)	$7,286
	—		—		—	—	5,417	(6)	$12,026
Kurt Sullivan	—		150,000	(7)	$6.87	02/07/2018	—		—
	97,916		2,084	(8)	$13.99	01/07/2015	—		—
	—		—		—	—	4,375	(9)	$9,713
	—		—		—	—	5,417	(9)	$12,026
Stephen Lazarus	48,958	(10)	1,042		$13.99	01/07/2015	—		—
	—		150,000	(11)	$6.87	02/07/2018	—		—
	—		—		—	—	2,188	(12)	$4,858
	—		—		—	—	271	(12)	$602
Mark Labay	48,958	(13)	1,042		$13.99	01/07/2015	—		—
	16,666	(14)	33,334		$14.55	08/07/2017	—		—
	—		150,000	(15)	$6.87	02/07/2018	—		—
	—		20,000	(16)	$6.00	05/01/2018	—		—
	—		—		—	—	2,188	(17)	$4,857
	—		—		—	—	10,834	(17)	$24,051

(1)	These options were granted on October 31, 2007 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(2)	These options were granted on February 7, 2008 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(3)	These options were granted on February 19, 2008 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(4)	These options were granted on February 7, 2008 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(5)	These options were granted on September 12, 2005 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(6)
The unvested shares consist of the following restricted stock awards: (i) 11,250 restricted shares granted on March 7, 2006 and will be fully vested on February 7, 2010 and (ii) 10,000 restricted shares granted on February 7, 2007 and will be fully vested on January 7, 2011.

(7)	These options were granted on February 7, 2008 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(8)	These options were granted on January 7, 2005 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(9)
These unvested shares consist of the following stock awards (i) 15,000 restricted shares granted on March 7, 2006 and will be fully vested on February 7, 2010 and (ii) 10,000 restricted shares granted on February 7, 2007 and will be fully vested on January 7, 2011.

(10)	These options were granted on January 7, 2005 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(11)	These options were granted on February 7, 2008 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(12)
The unvested shares consist of the following restricted stock awards: (i) 7,500 restricted shares granted on March 7, 2006 and will be fully vested on February 7, 2010 and (ii) 500 restricted shares granted on February 7, 2007 and will be fully vested on January 7, 2011.

(13)	These options were granted on January 7, 2005 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(14)	These options were granted on August 7, 2007 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(15)	These options were granted on February 7, 2008 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(16)	These options were granted on May 1, 2008 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(17)
The unvested shares consist of the following restricted stock awards (i) 7,500 restricted shares granted on March 7, 2006 and will be fully vested on February 7, 2010 and (ii) 20,000 restricted shares granted on February 7, 2007 and will be fully vested on January 7, 2011.

Option Exercises and Stock Vested in 2008
The following table sets forth certain information concerning each exercise of stock options and each vesting of stock, including restricted stock, for each Named Executive Officer during the fiscal year ended December 31, 2008:

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	(#)	(#)	($)(1)

Scott Betts	—	—	—	—
George Gresham	—	—	—	—
Kathryn S. Lever	—	—	7,395	$43,140
Kurt Sullivan	—	—	8,333	$48,193
Stephen Lazarus	—	—	2,104	$11,498
Mark Labay	—	—	11,041	$66,086

(1)	The value realized equals the closing price of Common Stock on the vesting date multiplied by the number of shares that vested.
Pension Benefits in 2008
During the fiscal year ended December 31, 2008, there were no plans that provide for payments or other benefits at, following, or in connection with retirement of any Named Executive Officer other than provisions in Company’s stock option agreements with Named Executive Officers that provide for the exercise of such options after the optionee’s retirement from the Company (which includes termination of employment for any reason or no reason at all, other than for cause) for the remainder of the option term, if on the date of termination the optionee has attained 10 years of service to the Company and at least 50 years of age.
Nonqualified Deferred Compensation in 2008
During the fiscal year ended December 31, 2008, there were no defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified to any Named Executive Officer.
We have established and maintained a retirement savings plan under Section 401(k) of the Internal Revenue Code of 1986, or the Code, to cover our eligible employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a tax deferred basis through contributions to the 401(k) plan. Our 401(k) plan is intended to constitute a qualified plan under Section 401(a) of the Code and its associated trust is intended to be exempt from federal income taxation under Section 501(a) of the Code. During fiscal 2008, we made matching contributions on behalf of the Named Executive Officers as described in the Summary Compensation Table set forth above and the related footnotes thereto.

Director Compensation in 2008
All non-employee directors received an annual fee of $20,000. In addition, each member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee that was independent, within the meaning of the applicable rules of the New York Stock Exchange received an additional annual fee of $5,000 and the chairman of the Company’s Audit Committee received a further additional annual fee of $5,000. In addition, each non-employee director that was not affiliated with a principal stockholder of the Company was granted, upon the director’s initial appointment to the Board, an option to purchase 100,000 shares of the Company’s Common Stock under the Company’s 2005 Stock Incentive Plan. The exercise price for these options was the fair market value of the Company’s Common Stock at the time of the grant of the stock options. For each grant, one eighth of the options are to vest after six months of service as a director, and the remainder will vest ratably in equal monthly installments over the succeeding forty-two months; provided, however, that the options will vest in their entirety upon a change of control of the Company. The options have a term of ten years. Following their first full year of service, non-employee directors are typically granted additional options to purchase shares of the Company’s Common Stock or awards of restricted shares of the Company’s Common Stock under the Company’s 2005 Stock Incentive Plan. Such options and restricted stock vest according to the same schedule as the initial grants.
The following table sets forth certain information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2008:

	Fees Earned or Paid
	in Cash	Stock Awards		Option Awards		Total
Name	($)	($) (1)(2)		($)(3)		($)
Karim Maskatiya	—	—		—		—
Walter G. Kortschak	$10,000	—		—		$10,000
Robert Cucinotta	—	—		—		—
Charles J. Fitzgerald	$13,028	—		—		$13,028
E. Miles Kilburn	$40,000	$105,915	(4)	$297,599	(4)	$443,514
Geoff Judge	$25,000	$41,000	(5)	$167,870	(5)	$233,870
Fred C. Enlow	$25,000	$15,700	(6)	$257,513	(6)	$298.213
Patrick Olson	$19,435	—		$50,832	(7)	$70,267

(1)	No restricted stock awards were granted to non-employee directors during the fiscal year ending December 31, 2008.

(2)
Amounts shown represent expense recognized in accordance with SFAS 123(R) for the year ended December 31, 2008, excluding any assumption for future forfeitures. There were no actual forfeitures of non-employee director restricted stock awards in 2008. All other assumptions used to calculate the expense amounts are set forth in Note 2 to the 2008 consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(3)
Amounts shown represent expense recognized in accordance with SFAS 123(R) for the year ended December 31, 2008, excluding any assumption for future forfeitures. There were no actual forfeitures of non-employee director stock options in 2008. All other assumptions used to calculate the expense amounts are set forth in Note 2 to the 2008 consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(4)	At December 31, 2008, Mr. Kilburn had 10,088 shares of unvested restricted stock outstanding and unvested options to purchase 104,667 shares of the Company’s common stock.

(5)	At December 31, 2008, Mr. Judge had 5,417 shares of unvested restricted stock outstanding and unvested options to purchase 106,251 shares of the Company’s common stock.

(6)	At December 31, 2008, Mr. Enlow had 5,417 shares of unvested restricted stock outstanding and unvested options to purchase 108,334 shares of the Company’s common stock.

(7)	At December 31, 2008 Mr. Olson an aggregate of 77,084 unvested options to purchase shares of the Company’s common stock.

Effective as of January 1, 2009 all non-employee directors will receive an annual fee of $40,000. The chair of the board of directors will receive an annual fee of $60,000. In addition, each member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee that is independent, within the meaning of the applicable rules of the New York Stock Exchange, will receive an additional annual fee of $7,500. The chairperson of each of the Company’s Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee will receive an additional annual fee of $20,000, $10,000 and $10,000, respectively.
Compensation Committee Interlocks and Insider Participation
No interlocking relationship exists between any member of the Company’s Board or Compensation Committee and any member of the Board or compensation committee of any other companies, nor has such interlocking relationship existed in the past.
EQUITY COMPENSATION PLANS
The following table sets forth information about shares of the Company’s Common Stock that may be issued under the Company’s equity compensation plans, including compensation plans that were approved by the Company’s stockholders as well as compensation plans that were not approved by the Company’s stockholders. Information in the table is as of December 31, 2008. The amounts in columns (a) do not include shares of restricted stock issued and outstanding under the Company’s 2005 Stock Incentive Plan.

	To Be Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price	Compensation
	Outstanding	of Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
	and Rights	and Rights	in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders(1)	7,844,707	$13.21	2,126,347 (2)
Equity compensation plans not approved by stockholders	504,694	$8.05	—

Total/Weighted Average/Total	8,349,401		2,126,347

(1)	Represents shares of the Company’s Common Stock issuable upon exercise of options outstanding under the Company’s 2005 Stock Incentive Plan.

(2)
Under the annual refresh provisions of the Company’s 2005 Stock Incentive Plan, the total number of shares reserved for issuance upon exercise of stock options was increased by 2,488,819 on January 1, 2009.

REPORT OF COMPENSATION COMMITTEE
The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
MEMBERS OF THE COMPENSATION COMMITTEE
Charles J. Fitzgerald
E. Miles Kilburn
Patrick Olson

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.
The Audit Committee of the Board consists of Messrs. Kilburn, Enlow, Olson and Judge. Mr. Kilburn serves as Chairman of the Committee. The Board has determined that each member of the Audit Committee meets the experience requirements of the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission, as currently applicable to the Company. The Board has also determined that each member of the Audit Committee meets the independence requirements of the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission, as currently applicable to the Company.
The Audit Committee operates under a written charter approved by the Board. A copy of the charter is available on our website at www.globalcashaccess.com.
The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by the Company to any governmental body or the public, the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and the Company’s auditing, accounting and financial reporting processes generally. The Audit Committee annually recommends to the Board the appointment of an independent registered public accounting firm to audit the consolidated financial statements and internal controls over financial reporting of the Company and meets with such personnel of the Company to review the scope and the results of the annual audits, the amount of audit fees, the Company’s internal controls over financial reporting, the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K and other related matters.
The Audit Committee has reviewed and discussed with management the consolidated financial statements for fiscal year 2008 audited by Deloitte & Touche LLP, the Company’s independent registered public accounting firm, and management’s assessment of internal controls over financial reporting. The Audit Committee has discussed with Deloitte & Touche LLP various matters related to the financial statements, including those matters required to be discussed by Auditing Standards No. 61. The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by the Public Company Accounting Oversight Board, and has discussed with Deloitte & Touche LLP its independence. Based upon such review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.
The Audit Committee and the Board also have recommended, subject to stockholder ratification, the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2008.
MEMBERS OF THE AUDIT COMMITTEE
E. Miles Kilburn
Fred C. Enlow
Geoff Judge
Patrick Olson

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and any persons who directly or indirectly hold more than 10 percent of the Company’s Common Stock (“Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on its review of the copies of such forms received and written representations from certain Reporting Persons that no such forms were required, the Company believes that during fiscal 2008, all Reporting Persons complied with the applicable filing requirements on a timely basis, except for the following inadvertent failures to file Forms 4 on a timely basis to report the disposition of the following numbers of shares of our common stock to satisfy the relevant executive’s withholding obligations upon the vesting of restricted stock awards: one late Form 4 by Mr. Kludjian reporting the disposition of 37,936 shares, one late Form 4 by Mr. Lazarus reporting the disposition of 45 shares, one Form 4 by Mr. Sullivan reporting the disposition of 170 shares, three late Forms 4 by Mr. Dowty reporting the aggregate disposition of 157 shares and one late Form 4 by Ms. Lever reporting the disposition of 119 shares.
OTHER MATTERS
The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.
ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS
UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, GLOBAL CASH ACCESS HOLDINGS, INC., 3525 EAST POST ROAD, SUITE 120, LAS VEGAS, NEVADA, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE FISCAL 2008 REPORT, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.
By Order of the Board of Directors,
Scott Betts
Chief Executive Officer
March 27, 2009
Las Vegas, Nevada

Exhibit A
CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
GLOBAL CASH ACCESS HOLDINGS, INC.
The undersigned, Scott Betts, hereby certifies that:
1.	He is the President of Global Cash Access Holdings, Inc., a Delaware corporation (the “Corporation”).
2.	The last paragraph of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is amended and restated to read in its entirety as follows:
Subject to Article X, each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).
3.	The following Article X is added to the Amended and Restated Certificate of Incorporation of the Corporation:
ARTICLE X

COMPLIANCE WITH GAMING LAWS
A. REDEMPTION.
1. Redemption of Shares of an Unsuitable Person. At the option of the Corporation, any or all shares of any class or series of stock of the Corporation (“Shares”) owned by an Unsuitable Person may be redeemed by the Corporation for the Redemption Price out of funds lawfully available on the Redemption Date. Shares redeemable pursuant to this Section A.1. shall be redeemable at any time and from time to time pursuant to the terms hereof.
2. Partial Redemption. In the case of a redemption of only some of the shares owned by a stockholder, the Board of Directors shall select the Shares to be redeemed, by lot or in any other manner determined in good faith by the Board of Directors.
3. Redemption Notice. In the case of a redemption pursuant to Section A.1. of this ARTICLE X, the Corporation shall send a written notice to the holder of the Shares called for redemption (the “Redemption Notice”), which shall set forth: (a) the Redemption Date, (b) the number of Shares to be redeemed on the Redemption Date, (c) the Redemption Price and the manner of payment therefor, (d) the place where any certificates for such Shares shall be surrendered for payment, duly endorsed in blank or accompanied by proper instruments of transfer, and (e) any other requirements of surrender of the certificates (if any) representing the Shares to be redeemed.

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4. Method of Payment of Redemption Price. The Redemption Price may be paid in cash, by promissory note, or both, as required by any Gaming Authority and, if not so required, as the Corporation elects. If any portion of the Redemption Price is to be paid pursuant to a promissory note: (a) such note will have a face amount equal to the portion of the Redemption Price for which the note is given (i.e., if the Redemption Price is $1,000, and cash of $250 is paid, the note shall have a face amount of $750), and (b) unless the Corporation agrees to different terms, the note will (i) be unsecured, (ii) have a term of five years, (iii) bear interest, compounded annually, at the prime rate of interest as published in the Wall Street Journal on the Redemption Date, provided that if the Wall Street Journal ceases to publish the prime rate, the Corporation will reasonably determine a substitute method for determining the prime rate, and (iv) have such other terms as are determined to be customary and appropriate by the board, in its sole discretion, after consultation with a nationally recognized investment bank.
B. RIGHTS OF HOLDERS OF SHARES. On and after the date of a Redemption Notice, any Unsuitable Person owning Shares called for redemption shall cease to have any voting rights with respect to such Shares and, on and after the Redemption Date specified therein, such holder shall cease to have any rights whatsoever with respect to such Shares other than the right to receive the Redemption Price, without interest, on the Redemption Date; provided, however, that if any such Shares come to be owned solely by persons other than Unsuitable Persons, such persons may exercise voting rights of such Shares, and the Corporation may determine, in its discretion, not to redeem such Shares.
C. NOTICES. All notices given by the corporation to holders of shares pursuant to this ARTICLE X, including the redemption notice, shall be in writing and shall be deemed given when delivered by personal service, overnight courier or first-class mail, postage prepaid, to the holder’s address as shown on the Corporation’s books and records.
D. NON-EXCLUSIVITY OF RIGHTS. The Corporation’s right to redeem shares pursuant to this ARTICLE X shall not be exclusive of any other rights the Corporation may have or hereafter acquire under any agreement, any provision of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation or otherwise with respect to the acquisition by the Corporation of shares or any restrictions on holders thereof.
E. SEVERABILITY. In the event that any provision (or portion of a provision) of this ARTICLE X or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this ARTICLE X (including the remainder of such provision, as applicable) will continue in full force and effect.
F. DEFINITIONS. For purposes of this ARTICLE X, the following terms shall have the meanings specified below:
1. “Fair Market Value” shall equal: (a) the average closing sales price per share of the Shares to be redeemed during the thirty (30) Trading Day period immediately preceding the date of the Redemption Notice on the primary national securities exchange or national quotation system on which such Shares are listed or quoted, (b) in the event such Shares are not traded or quoted on a national securities exchange or national quotation system, the average of the means between the representative bid and asked prices as quoted by Pink OTC Markets Inc. or another generally recognized quotation reporting system during the thirty (30) Trading Day period immediately preceding the date of the Redemption Notice, or (c) if no such quotations are available, the fair market value per share of such Shares as determined in good faith by the Corporation’s Board of Directors.
2. “Gaming” shall mean the conduct of any gaming or gaming-related activities, including, without limitation, the use, manufacture, sale or distribution of gaming devices, ticket technology, ATMs, and cash access, check cashing, cash advance, wagering account funding, casino cage and casino credit equipment and services, and any related and associated equipment and services, and the provision of any type of services or equipment pursuant to a contract, agreement, relationship or otherwise with any holder or beneficiary of a Gaming License.
3. “Gaming Authority” shall mean any international, foreign, federal, state, local, tribal and other regulatory and licensing body or agency with authority over Gaming.

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4. “Gaming Licenses” shall mean all licenses, permits, approvals, orders, authorizations, registrations, findings of suitability, franchises, exemptions, waivers and entitlements issued by a Gaming Authority required for, or relating to, the conduct of Gaming.
5. “ownership” (and derivatives thereof) shall mean (a) ownership of record, and (b) “beneficial ownership” as defined in Rule 13d-3 or Rule 16a-1(a)(2) promulgated by the Securities and Exchange Commission under the Securities and Exchange Act of 1934.
6. “person” shall mean an individual, partnership, corporation, limited liability company, trust or any other entity.
7. “Redemption Date” shall mean the date on which Shares shall be redeemed by the Corporation pursuant to Section A.1. of this ARTICLE X. The Redemption Date shall be not less than sixty (60) Trading Days following the date of the Redemption Notice unless a Gaming Authority requires that the Shares be redeemed as of an earlier date, in which case, the Redemption Date shall be such earlier date and the Redemption Notice shall be sent on the first day following the day the Corporation becomes apprised of such earlier Redemption Date.
8. “Redemption Price” shall mean the price per Share to be paid by the Corporation on the Redemption Date for the redemption of Shares pursuant to Section A.1. of this ARTICLE X and shall be equal to the Fair Market Value of a Share, unless otherwise required by any Gaming Authority.
9. “Trading Day” means a day on which the Shares (a) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business on such day, and (b) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Shares.
10. “Unsuitable Person” shall mean any person whose ownership of Shares or whose failure to make application to seek licensure from or otherwise comply with the requirements of a Gaming Authority will result in the Corporation losing a Gaming License, or the Corporation being unable to reinstate a prior Gaming License, or the Corporation being unable to obtain a new Gaming License, as determined by the Corporation’s Board of Directors, in its sole discretion, after consultation with counsel.
4.
This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Amended and Restated Certificate of Incorporation on                     , 2009.

/s/ Scott Betts
Scott Betts, President

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Exhibit B
GLOBAL CASH ACCESS HOLDINGS, INC.
2005 STOCK INCENTIVE PLAN
(As Amended and Restated Effective April 30, 2009)
1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.
2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supercede the definition contained in this Section 2.
(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.
(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.
(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.
(d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.
(e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.
(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.
(g) “Board” means the Board of Directors of the Company.
(h) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

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(i) “Change in Control” means a change in ownership or control of the Company after the Registration Date effected through either of the following transactions:
(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or
(ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.
(j) “Code” means the Internal Revenue Code of 1986, as amended.
(k) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.
(l) “Common Stock” means the Class A Common Stock of the Company.
(m) “Company” means Global Cash Access Holdings, Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.
(n) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.
(o) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

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(p) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.
(q) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:
(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;
(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;
(iii) the complete liquidation or dissolution of the Company;
(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or
(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

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(r) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.
(s) “Director” means a member of the Board or the board of directors of any Related Entity.
(t) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.
(u) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.
(v) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.
(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(x) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

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(y) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.
(z) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(aa) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(bb) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(cc) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.
(dd) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.
(ee) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.
(ff) “Plan” means this 2005 Stock Incentive Plan.
(gg) “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.
(hh) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.
(ii) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

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(jj) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.
(kk) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.
(ll) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.
(mm) “Share” means a share of the Class A Common Stock.
(nn) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
3. Stock Subject to the Plan.
(a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 3,841,615 Shares, plus an annual increase to be added on the first business day of each fiscal year beginning with the fiscal year commencing on January 1, 2006 equal to three percent (3%) of the number of Shares outstanding as of such date or a lesser number of Shares determined by the Administrator. Notwithstanding the foregoing, subject to the provisions of Section 10, below, of the number of Shares specified above, the maximum aggregate number of Shares available for grant of Incentive Stock Options shall be 3,800,000 Shares, plus an annual increase to be added on the first day of each fiscal year beginning with the fiscal year commencing on January 1, 2006 equal to the lesser of (x) 3,800,000 Shares, (y) three percent (3%) of the number of Shares outstanding as of such date, or (z) a lesser number of Shares determined by the Administrator. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.
(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares shall become available for future grant under the Plan. To the extent not prohibited by the listing requirements of The Nasdaq National Market (or other established stock exchange or national market system on which the Common Stock is traded) and Applicable Law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

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4. Administration of the Plan.
(a) Plan Administrator.
(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.
(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.
(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.
(iv) Officer Authorization to Grant Awards. The Board may authorize one or more Officers to grant Awards subject to such limitations as the Board determines from time to time.
(b) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Directors, Officers, Consultants, and Employees who are neither Directors nor Officers.
(c) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:
(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;
(ii) to determine whether and to what extent Awards are granted hereunder;

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(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;
(iv) to approve forms of Award Agreements for use under the Plan;
(v) to determine the terms and conditions of any Award granted hereunder;
(vi) to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan;
(vii) to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, (B) the reduction of the exercise price of any Option awarded under the Plan shall be subject to stockholder approval and (C) canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, Restricted Stock, or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction.
(viii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan; and
(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.
(d) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

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5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.
6. Terms and Conditions of Awards.
(a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.
(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.
(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) revenue, (ii) gross margin, (iii) operating expense excluding depreciation and amortization and equity expense as a percentage of revenue, (iv) earnings before interest, taxes, depreciation and amortization, (v) earnings before interest and taxes, (vi) pre-tax income, (vii) net income from continuing operations, (viii) earnings per share from continuing operations, (ix) cash earnings per share from continuing operations, (x) return on assets, (xi) return on equity, (xii) return on invested capital, (xiii) leverage ratio, (xiv) fixed charge ratio, (xv) ATM cost, (xvi) new product introduction milestones, (xvii) trading price per share, (xviii) operating margin, (xix) gross margin, (xx) cash flow, (xxi) market share and (xxii) EBITDA adjusted to add back the impact of equity compensation expense. The performance criteria may be applicable to the Company, Related Entities and/or any individual

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business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Administrator, occurring after the establishment of the performance criteria applicable to the Award intended to be performance-based compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Grantee’s rights with respect to an Award intended to be performance-based compensation.
(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.
(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.
(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.
(g) Individual Limitations on Awards.
(i) Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company shall be 2,000,000 Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options and SARs for up to an additional 2,000,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

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(ii) Individual Limit for Restricted Stock and Restricted Stock Units. For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any fiscal year shall be one million (1,000,000) Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Awards of Restricted Stock and Restricted Stock Units for up to an additional 1,000,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.
(h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.
(i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.
(j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Non-Qualified Stock Options and other Awards shall be transferable (i) by will or by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.
(k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

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7. Award Exercise or Purchase Price, Consideration and Taxes.
(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:
(i) In the case of an Incentive Stock Option:
(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or
(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.
(iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(iv) In the case of other Awards, such price as is determined by the Administrator.
(v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.
(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:
(i) cash;
(ii) check;
(iii) delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate (but only to the extent that the acceptance or terms of the promissory note would not violate an Applicable Law);

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(iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for a period of more than six (6) months (and not used for another Award exercise by attestation during such period);
(v) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or
(vi) any combination of the foregoing methods of payment.
The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(c)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.
(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations, including, but not limited too, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award.
8. Exercise of Award.
(a) Procedure for Exercise; Rights as a Stockholder
(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.
(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v).

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(b) Exercise of Award Following Termination of Continuous Service.
(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.
(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.
(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.
9. Conditions Upon Issuance of Shares.
(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.
10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

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11. Corporate Transactions and Changes in Control.
(a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.
(b) No Acceleration of Award Upon Corporate Transaction or Change in Control. Except as provided otherwise in an individual Award Agreement, in the event of any Corporate Transaction or Change in Control, there will not be any acceleration of vesting or exercisability of any Award.
12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17 below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.
13. Amendment, Suspension or Termination of the Plan.
(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would lessen the stockholder approval requirements of Section 4(c)(vii) or this Section 13(a).
(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.
(c) No suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee.
14. Reservation of Shares.
(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

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15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.
16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
17. Stockholder Approval. The grant of Incentive Stock Options under the Plan, excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code, shall be subject to approval of the Plan by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.
18. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

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19. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
20. Plan History. The Plan was originally adopted on January 8, 2005. The Plan is amended and restated effective April 30, 2009, subject to stockholder approval, in order to permit certain Awards to qualify as Performance-Based Compensation.

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AMERICAN STOCK TRANSFER 59 MAIDEN LANE PLAZA LEVEL NEW YORK, NY 11219
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
CGAHI1                    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GLOBAL CASH ACCESS HOLDINGS, INC.		For All	Withhold All		For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote On Directors
		☐	☐		☐
1.	To elect the following Class I directors of the Board of Directors to serve until the 2012 annual meeting of stockholders or until their successors have been duly elected and qualified:
Nominees:
01) Scott Betts
02) E. Miles Kilburn

Vote On Proposals

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

3.
To consider and vote upon a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation which will allow the Company to redeem shares of its capital stock that are owned by stockholders that are found to be unsuitable stockholders for gaming regulatory purposes.

4.
To consider and vote upon proposed amendments to the Company’s 2005 Stock Incentive Plan to comply with the performance-based compensation exception to the deduction limitation of Section 162(m) of the Internal Revenue Code of 1986, as amended.

5.
If necessary, to adjourn the meeting to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

MARK HERE IF YOUR MAILING ADDRESS CHANGED. PLEASE DETAIL THE CHANGE ON THE REVERSE.				☐
Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both, should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

PLEASE INDICATE IF YOU PLAN ON ATTENDING THE ANNUAL STOCKHOLDERS’ MEETING.		☐ Yes	☐ No

Signature [PLEASE SIGN WITHIN BOX]	Date					Signature (Joint Owners)	Date

For	Against	Abstain

☐	☐	☐

☐	☐	☐

☐	☐	☐

☐	☐	☐

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

CGAHI2

PROXY	GLOBAL CASH ACCESS HOLDINGS, INC.
3525 East Post Road, Suite 120, Las Vegas, Nevada 89120
This Proxy is Solicited on Behalf of the Board of Directors of
Global Cash Access Holdings, Inc.
for the Annual Meeting of Stockholders to be held April 30, 2009	PROXY
The undersigned holder of Common Stock, par value $.001, of Global Cash Access Holdings, Inc. (the “Company”) hereby appoints Scott Betts and Kathryn Lever, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on April 30, 2009 at 9:00 a.m., Pacific Time, at the Green Valley Ranch Resort, Spa and Casino, 2300 Paseo Verde Drive, Henderson, Nevada 89052, and at any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.
This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 REGARDING THE ELECTION OF THE CLASS I DIRECTOR NOMINEES, “FOR” PROPOSAL 2 REGARDING THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009, “FOR” PROPOSAL 3 REGARDING THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION WHICH WILL ALLOW THE COMPANY TO REDEEM SHARES OF ITS CAPITAL STOCK THAT ARE OWNED BY STOCKHOLDERS THAT ARE FOUND TO BE UNSUITABLE STOCKHOLDERS FOR GAMING REGULATORY PURPOSES, “FOR” PROPOSAL 4 REGARDING THE AMENDMENT TO THE COMPANY’S 2005 STOCK INCENTIVE PLAN TO COMPLY WITH THE PERFORMANCE-BASED COMPENSATION EXCEPTION TO THE DEDUCTION LIMIT OF SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND “FOR” PROPOSAL 5 REGARDING THE ADJOURNMENT OF THE MEETING TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE MEETING TO APPROVE THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.
PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)